UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

UNITRIN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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Notice of

2010

Annual Meeting

and Proxy Statement

One East Wacker Drive • Chicago, Illinois 60601

One East Wacker Drive

Chicago, Illinois 60601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 5, 2010

The 2010 Annual Meeting of Shareholders (“Annual Meeting”) of Unitrin, Inc. (the “Company” or “Unitrin”) will be held at 10:00 a.m. Central Daylight Saving Time on Wednesday, May 5, 2010, at the Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, Illinois 60603. Attendees providing proper identification will be directed to the meeting room. The purpose of the Annual Meeting will be to:

(1)	Elect a Board of Directors;

(2)	Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2010; and

(3)	Consider and act upon such other business as may be properly brought before the meeting.

The Board of Directors has fixed March 12, 2010 as the record date for determining shareholders entitled to receive this notice and to vote at the Annual Meeting or any adjournments or postponements of the meeting. A list of registered shareholders as of the close of business as of March 12, 2010 will be available for inspection at the Annual Meeting and for a period of ten days prior to May 5, 2010 during ordinary business hours at the Company’s executive offices located at One East Wacker Drive, Chicago, Illinois 60601.

By Order of the Board of Directors.

Scott Renwick

Secretary

Chicago, Illinois

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 5, 2010: The Company’s 2010 Proxy Statement and 2009 Annual Report to Shareholders are available under Investors on the Company’s website at www.unitrin.com.

Regardless of whether you plan to attend the Annual Meeting, please vote your proxy as promptly as possible. You may vote by timely returning your signed and dated proxy card in the postage-paid envelope provided, or you may vote by telephone or through the Internet. Instructions are printed on your proxy card. To obtain directions to attend in person, you may contact Investor Relations by telephone at 312-661-4930, or by e-mail at investor.relations@unitrin.com.

i

Nonqualified Deferred Compensation Table	63
Potential Payments Upon Termination or Change in Control	64
Potential Payments Upon Termination or Change in Control Table	68

DIRECTOR COMPENSATION	70
Director Compensation Table	70
2009 Annual Non-Employee Director Compensation Program	72

INCORPORATION BY REFERENCE	73

ii

PROXY STATEMENT FOR THE

2010 ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors (“Board of Directors” or “Board”) of Unitrin, Inc. (the “Company” or “Unitrin”) is furnishing you with this Proxy Statement to solicit proxies to be voted at Unitrin’s 2010 Annual Meeting of Shareholders (“Annual Meeting”). The Annual Meeting will be held at 10:00 a.m. Central Daylight Saving Time on Wednesday, May 5, 2010, at the Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, Illinois 60603. The proxies also may be voted at any adjournments or postponements of the meeting.

The mailing address of our principal executive offices is One East Wacker Drive, Chicago, Illinois 60601. We began sending these proxy materials on or about March 29, 2010 to all shareholders entitled to vote at the Annual Meeting.

All properly executed proxy cards, and all properly completed proxies submitted by telephone or through the Internet, that are delivered in response to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

Proxy and Proxy Statement

What is a proxy?

A proxy is your legal appointment of another person to vote the stock you own. That other person is called a proxy. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated our Chairman, President and Chief Executive Officer, Donald G. Southwell, our Executive Vice President and Chief Financial Officer, Eric J. Draut, and our Senior Vice President, General Counsel and Secretary, Scott Renwick, to act as proxies for the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares if you provide a proxy in the manner described in this Proxy Statement.

What is a Proxy Statement?

A Proxy Statement is a document that sets forth the information required by the federal securities laws and regulations administered by the Securities and Exchange Commission (“SEC”) which is intended to allow you to vote on an informed basis at the Annual Meeting.

Voting and Record Date

On what am I being asked to vote?

Shareholders will vote on the following proposals at the Annual Meeting:

1.	Election of the director nominees listed on pages 13-16 (“Nominees”); and

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2010.

Who can vote?

You are entitled to vote at the Annual Meeting if you owned Unitrin common stock (“Common Stock”) at the close of business on March 12, 2010. This date is called the record date.

How many shares of Unitrin stock are eligible to be voted at the Annual Meeting?

At the close of business on the record date, there were 62,463,203 shares of Common Stock issued and outstanding. Accordingly, 62,463,203 shares of Common Stock are eligible to be voted at the Annual Meeting. Unitrin had no other voting securities outstanding on March 12, 2010.

How many votes do I have?

Each share of Common Stock that you owned on the record date entitles you to one vote. Your proxy card indicates the number of shares of Common Stock that you owned on March 12, 2010 which may be voted at the Annual Meeting.

How do I give a proxy to vote my shares?

How you give a proxy to vote your shares depends on whether you hold your shares of Common Stock (i) as a “registered shareholder” or (ii) in “street name” through an institution, such as a stock brokerage firm or bank. The shares of a registered shareholder are registered with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), in the shareholder’s own name. Shares held in street name are registered with the Company’s transfer agent in the name of the stock brokerage firm or other institution (or the name of its nominee), but not in the shareholder’s own name. In this case, the institution maintains its own internal records showing the shareholder as the actual beneficial owner of the shares.

Registered shareholders: If you hold your shares of Common Stock as a registered shareholder, you may give a proxy to vote your shares by one of the following methods:

•	Complete, sign and date the enclosed proxy card and return it no later than the commencement of the Annual Meeting in the postage-paid envelope provided;

•	Call the toll-free telephone number on the proxy card and follow the recorded instructions no later than 11:59 p.m. Central Daylight Saving Time on Tuesday, May 4, 2010;

•	Access the proxy voting website identified on the proxy card and follow the instructions no later than 11:59 p.m. Central Daylight Saving Time on Tuesday May 4, 2010; or

•	Attend the Annual Meeting in person and deliver a signed proxy or ballot to one of the ushers when requested to do so.

Shares held through 401(k) Plan: For shares held through the Company’s employee 401(k) Plan (“401(k) Plan”), proxy cards must be received, and telephone and website voting must be completed, by 12:00 p.m. (Noon) Central Daylight Saving Time on April 30, 2010 (“401(k) Deadline”), in order for your voting instructions to be effective. If you provide timely voting instructions for your 401(k) Plan shares, the plan trustee will confidentially vote your shares in accordance with your voting instructions. In accordance with the terms of the 401(k) Plan, if you do not vote your plan shares before the voting deadline, the plan trustee will vote your shares in the same proportion as all other shares were voted in accordance with timely voting instructions provided to the trustee by all other plan participants.

The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders who wish to give proxy voting instructions over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from internet service providers and telephone companies. In addition, in choosing among the available alternatives for proxy voting, shareholders should be aware that there may be some risk that a vote either by telephone or over the Internet might not be properly recorded or counted because of an unanticipated electronic malfunction. As described above, please note that the ability of shareholders of record to submit voting instructions by telephone and over the Internet ends at 11:59 p.m. Central Daylight Saving Time on the day before the Annual Meeting, and, for 401(k) Plan shares, at the 401(k) Deadline. The reason for this cut-off is to allow for the timely assembly and tabulation of voting instruction data.

Shares held in street name: Your broker (or other institution holding your shares of Common Stock in street name) generally will supply you with its own form of proxy card requesting you to provide your voting instructions in writing or, in some cases, by telephone or over the Internet. Following its receipt of your voting instructions, the institution will be authorized to provide a proxy to the Company to vote your shares in accordance with any instructions you provide.

How will my proxy be voted?

If you properly sign and timely return your proxy card to Computershare (or your broker or other institution holding your shares held in street name), or timely deliver your voting instructions by telephone or over the Internet, the individuals designated as proxies on the proxy card will vote your shares as you have directed. With respect to Proposal 1, you may choose to vote “FOR” or to “WITHHOLD” authority to vote for each director Nominee. With respect to Proposal 2, you are given the choice of voting “FOR” or “AGAINST,” or to “ABSTAIN” from voting.

For shares held as a registered shareholder or through the 401(k) Plan, if you sign the proxy card but do not make specific choices, the designated proxies will vote your shares as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” all of the director Nominees in Proposal 1, and “FOR” Proposal 2. For shares held in street name, you should contact your broker (or other institution) to determine the method that your shares will be voted if you sign the proxy card but do not make specific choices.

What is the effect of marking the proxy card to withhold authority in the election of directors?

A proxy card that has been marked “WITHHOLD” with respect to one or more director Nominees will be considered as part of the voting power present with respect to the election of directors and will have the effect of a vote against any such nominees.

What is the effect of marking the proxy card to abstain from voting on Proposal 2?

A proxy card marked “ABSTAIN” from voting on Proposal 2 will be treated as present for purposes of determining a quorum and counted as votes cast against the proposal.

What are broker non-votes and how might they affect voting?

The applicable New York Stock Exchange (“NYSE”) rules allow a stockbroker holding securities in street name for its customer to exercise discretionary voting power for those securities with respect to some matters (called “discretionary” matters) but not others (called “non-discretionary” matters), depending on the subject matter of the proposal being voted on. Broker non-votes can occur when a stockbroker does not receive voting instructions from its customer on a non-discretionary matter. Under revised NYSE rules in effect this year, director elections are considered non-discretionary matters for which brokers can not vote undirected shares. Therefore, your shares will not be voted with regard to Proposal 1 unless you provide timely voting instructions to your broker. Under the NYSE rules, Proposal 2 is considered a discretionary matter for brokers, and a broker not receiving voting instructions from a customer will be free to cast a vote in its discretion as to this matter.

How will voting on any other business be conducted?

As of the date hereof, the Company’s management is aware of no business that may come before the Annual Meeting other than Proposals 1 and 2 as described in this Proxy Statement, and only the Board of Directors may introduce any additional business. However, if any other business should properly come before the Annual Meeting, your proxy card will authorize the persons designated as proxies to vote on any such matters in their discretion.

May I revoke my proxy or change my voting instructions?

Shares held as a registered shareholder: You may revoke your proxy or change your voting instructions for registered shares as follows:

•	Deliver to Computershare another signed proxy card with a later date anytime prior to the commencement of the Annual Meeting;

•	Notify Unitrin’s Secretary, Scott Renwick, in writing prior the commencement of the Annual Meeting that you have revoked your proxy;

•	Call the toll-free telephone number, or access the proxy voting website, identified on the proxy card and re-vote anytime prior to 11:59 p.m. Central Daylight Saving Time on Tuesday, May 4, 2010; or

•	Attend the Annual Meeting in person and deliver a new signed proxy or ballot to one of the ushers when requested to do so.

Shares held through the 401(k) Plan: You may revoke your proxy or change your voting instructions for shares held through the 401(k) Plan by completing any of the following:

•	Deliver to Computershare prior to the 401(k) Deadline another signed proxy card with a later date; or

•	Call the toll-free telephone number, or access the proxy voting website, identified on the proxy card and re-vote anytime prior to the 401(k) Deadline.

Shares held in street name: You should contact your stockbroker (or other institution holding your shares) to determine the procedures, if any, for revoking or changing your voting instructions for shares held in street name.

If I plan to attend the Annual Meeting, should I give my proxy?

Regardless of whether you plan to attend the Annual Meeting, we urge you to give a proxy. Returning your proxy card or giving voting instructions by telephone or over the Internet will not affect your right to attend the Annual Meeting and vote in person. However, giving a proxy will ensure that your shares are represented at the Annual Meeting in the event that you are unable to attend.

How do I vote in person?

If you owned Common Stock in your own name on March 12, 2010, your name will appear on the list of registered shareholders of the Company and, if you wish to attend in person, you will be admitted to the Annual Meeting and may vote by written ballot or by delivering a signed proxy card. However, note that: (i) Shares held through the 401(k) Plan must be voted by the 401(k) Deadline and, accordingly, may not be voted in person at the Annual Meeting; and (ii) if your shares are held in the name of a broker, bank or other institution, you must present written evidence at the Annual Meeting from the institution indicating that you were the beneficial owner of the shares on March 12, 2010 and that you have been authorized by that institution to vote your shares in person. This written evidence is generally called a “Legal Proxy” and should be submitted to the Company’s Secretary, Scott Renwick, prior to the commencement of the Annual Meeting.

What does it mean if I receive more than one proxy card?

If your Unitrin shares are held under different names or in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular proxy card.

Quorum and Required Vote

What is a quorum?

To conduct business at the Annual Meeting, a quorum must be present; that is, a majority of the shares of Common Stock outstanding and entitled to vote as of the record date must be represented in person or by proxy at the Annual Meeting. If you properly submit a proxy, your shares covered by that proxy will be counted towards a quorum.

How many votes are required to elect the Nominees for the Board of Directors and to ratify the selection of the independent registered public accountant?

Under the Company’s Amended and Restated Bylaws (“Bylaws”), if a quorum is present, the affirmative vote of a majority of the outstanding Common Stock having voting power present, in person or by proxy, at the Annual Meeting, is required to elect each Nominee and to ratify the selection of the independent registered public accountant.

Shareholder Proposals, Nominations and Communications

May a shareholder nominate someone at the 2010 Annual Meeting to be a director of Unitrin or bring any other business before the 2010 Annual Meeting?

The Company’s Bylaws require advance notice to the Company if a shareholder intends to attend an annual meeting of shareholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a shareholder of record within the time period established in the Bylaws and described in each year’s proxy statement. The deadline for notices in relation to the 2010 Annual Meeting has expired, and the Company did not receive any such notices during the prescribed notice period. Accordingly, no such director nominations or other business proposed by shareholders from the floor of the 2010 Annual Meeting will be in order. The procedures for shareholders to nominate directors or make other proposals relating to the 2011 Annual Meeting are summarized below in the answers to the following two questions.

How can a shareholder nominate someone to be a director of Unitrin or bring any other business before the 2011 Annual Meeting?

In accordance with the advance notice requirements of the Bylaws described above, if a shareholder of record wishes to nominate directors or bring other business to be considered by shareholders at the 2011 Annual Meeting, such proposals must be made in writing to the Company no earlier than February 4, 2011 and no later than March 7, 2011. However, if the date of the 2011 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2010 Annual Meeting (i.e., May 5, 2011), then such nominations and proposals must be delivered in writing to the Company no earlier than 90 days prior to the 2011 Annual Meeting and no later than the close of business on the later of (i) the 60th day prior to the 2011 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2011 Annual Meeting is first made.

All shareholder proposals and notices should be submitted to the Secretary of Unitrin, at One East Wacker Drive, Chicago, Illinois 60601.

Please note that these requirements relate only to matters intended to be proposed from the floor of the 2011 Annual Meeting. They are separate from certain SEC requirements which must be met to have shareholder proposals included in the Company’s Proxy Statement, as described immediately below.

When are shareholder proposals due so that they may be included in Unitrin’s Proxy Statement for the 2011 Annual Meeting?

Pursuant to regulations of the SEC, shareholders who intend to submit proposals for inclusion in the Company’s proxy materials for the 2011 Annual Meeting must do so no later than November 29, 2010. Certain other SEC requirements must also be met to have a shareholder proposal included in the Company’s Proxy Statement. In addition, these requirements are independent of the advance notice requirements of the Company’s Bylaws described immediately above. Under SEC rules in effect on the date of this Proxy Statement, shareholder nominations of persons for election to the Board of Directors are not eligible for inclusion in the Company’s proxy materials. All shareholder proposals and notices should be submitted to the Secretary of Unitrin, at One East Wacker Drive, Chicago, IL 60601.

How may a shareholder or other interested party communicate with the Board of Directors?

Shareholders and other interested parties may communicate with the Board of Directors, or with the non-management directors as a group, by calling the Unitrin Corporate Responsibility Hotline (“Hotline”) at 866-398-0010 or submitting a report or inquiry online at www.listenupreports.com.

The Hotline and the online reporting function are managed by an independent company, and reports can be made anonymously or confidentially. Communications will be directed to the Chairman of the Nominating & Corporate Governance Committee if addressed to the non-management or independent directors as a group.

Cost of Proxy Solicitation

What are the costs of soliciting these proxies and who pays them?

The Company has retained the services of Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies. Innisfree estimates that its fees and expenses for these services will not exceed $16,500. The Company will bear the total expense of the solicitation which will include, in addition to the amounts paid to Innisfree, amounts paid for printing and postage and to reimburse banks, brokerage firms and others for their expenses in forwarding proxy solicitation material. Although the principal solicitation of proxies is being made by mail, telephone solicitation may also be made and some proxy materials will be distributed over the Internet. Additional proxy solicitation may be made through direct communication with certain shareholders or their representatives by directors, officers and employees of the Company and its subsidiaries, who will receive no additional compensation for such solicitation.

Additional Information about Unitrin and Householding Requests

Where can I find more information about Unitrin?

The company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, amendments to those reports, and other information with the SEC. The public can obtain copies of these materials by visiting the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, by calling the SEC at 202-551-8090 or 800-SEC-0330, or by accessing the SEC’s website at www.sec.gov. In addition, as soon as reasonably practicable after such materials are filed with or furnished to the SEC, the Company makes copies available to the public free of charge (other than access charges by internet service providers) on or through its website at www.unitrin.com. You may also obtain a copy at no charge of the Company’s most recent annual report on Form 10-K, including the financial statements and the financial statement schedules, other materials filed with the SEC and additional information regarding Unitrin as follows:

•	Contact Unitrin Investor Relations by telephone at 312-661-4930, or by e-mail at investor.relations@unitrin.com.

•	Write to Unitrin at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

How may shareholders with the same address request delivery of either single or multiple copies of the Company’s Proxy Statement?

If you share an address with another shareholder, you may have received only one Proxy Statement unless you provided contrary instructions. This is commonly referred to as “householding.” If you wish, you may request a separate copy from the Company at the address or phone number noted above. Similarly, if you and another shareholder sharing your address received multiple copies of this Proxy Statement, you may request a single copy for future deliveries of communications from the Company at the address or phone number listed above.

OWNERSHIP OF UNITRIN COMMON STOCK

Directors and Executive Officers

The following table shows the beneficial ownership of the Common Stock as of March 12, 2010 (unless otherwise indicated) by: (i) each director and director Nominee; (ii) each executive officer named in the SUMMARY COMPENSATION TABLE FOR 2009 on page 51 (“Named Executive Officers”); and (iii) all directors and executive officers as a group. To the Company’s knowledge, the beneficial owner has both sole voting and sole dispositive power with respect to the shares listed opposite his or her name, unless otherwise indicated.

Name	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Directors and Director Nominee
James E. Annable	90,311	(2)	*
Eric J. Draut—Executive Vice President and Chief Financial Officer	501,104	(2)	*
Douglas G. Geoga	47,298	(2)	*
Reuben L. Hedlund	34,020	(2)	*
Julie M. Howard**	—		—
Wayne Kauth	32,090	(2)	*
Fayez S. Sarofim	3,849,668	(2)(3)	6.2%
Donald G. Southwell—Chairman, President and Chief Executive Officer	729,601	(2)	1.2%
David P. Storch—Director Nominee	—		—
Richard C. Vie	1,252,015	(2)	2.0%
Ann E. Ziegler	41,200	(2)	*
Named Executive Officers (other than Messrs. Southwell and Draut, who are listed above)
Scott Renwick—Senior Vice President, General Counsel and Secretary	242,624	(2)	*
Richard Roeske—Vice President and Chief Accounting Officer	148,610	(2)	*
Directors and All Executive Officers as a Group (17 persons)	7,255,462	(4)	11.2%

**	Ms. Howard joined the Board of Directors on February 3, 2010.

(1)

The percentages shown for any individual and for the directors and executive officers as a group are based on the number of shares outstanding on the record date, March 12, 2010, plus shares which the respective individual or the group has the right to acquire through the exercise of stock options that are currently vested or that will vest as of May 11, 2010 (see notes (2) and (4) below). An asterisk in this column indicates ownership of less than 1% of the outstanding Common Stock. Each outstanding share of Common Stock includes an attached right under the Company’s shareholder rights plan adopted August 4, 2004 (the “Rights Plan”). Among other provisions of the Rights Plan, if any person or group beneficially owns 15% or more (22% or more in the case of the

Company’s existing stockholder, Singleton Group LLC, and certain related persons) of the Common Stock without approval of the Board of Directors, then each shareholder (other than the non-approved acquirer and its affiliates and transferees) would be entitled to buy Common Stock having twice the market value of the exercise price of the rights which has been set at $150 per share.

(2)	Shares shown for the directors and the Named Executive Officers include shares as to which they have the right to acquire through the exercise of stock options that are currently vested or that will vest as of May 11, 2010. The number of such shares for each such person is as follows: Annable (33,319); Draut (382,143); Geoga (40,298); Hedlund (32,000); Howard (0); Kauth (25,090); Sarofim (0); Southwell (578,795); Vie (1,034,139); Ziegler (36,000); Renwick (183,010); and Roeske (91,815). Shares shown for Mr. Hedlund include 2,020 shares pledged in accordance with his brokerage firm’s customary margin account requirements. Shares shown for Messrs. Draut and Roeske include, respectively, 20,000 and 15,000 shares of time-based restricted stock subject to forfeiture and other restrictions until vesting on September 1, 2010. Shares shown for Messrs. Draut, Renwick, Roeske and Southwell include shares of performance-based restricted stock subject to forfeiture and other restrictions until vesting under the terms of their grant agreements. The number of such shares for each such person is as follows: Draut (15,000); Renwick (6,000); Roeske (3,000); and Southwell (30,000).

(3)	Based on information as of December 31, 2009 contained in a Schedule 13G/A filed jointly with the SEC by Mr. Sarofim and Fayez Sarofim & Co. on February 12, 2010, Mr. Sarofim may be deemed to be the beneficial owner of 3,849,668 shares of Common Stock. Of such shares, Mr. Sarofim reported sole voting and dispositive power as to 2,461,070 shares, shared voting power as to 1,325,664 shares, and shared dispositive power as to 1,388,598 shares. Substantially all of the shares which are not subject to sole voting and dispositive power are held in accounts managed by Fayez Sarofim & Co. (of which Mr. Sarofim is the Chairman of the Board, President, a director, and the majority shareholder) or by its wholly-owned subsidiaries, Sarofim Trust Co. and Sarofim International Management Company, or are owned directly by Sarofim International Management Company for its own account. Fayez Sarofim & Co. maintains policies which preclude Mr. Sarofim from exercising voting and dispositive power with respect to Common Stock held in accounts managed by Fayez Sarofim & Co. and its subsidiaries. Mr. Sarofim’s mailing address is Two Houston Center, Suite 2907, 909 Fannin Street, Houston, Texas 77010.

(4)	Shares shown for directors and all executive officers as a group include shares beneficially owned by (i) all directors, (ii) all Named Executive Officers, and (iii) all other executive officers of the Company. Such shares include an aggregate total of 2,637,337 shares that all directors and executive officers have the right to acquire as of May 11, 2010 through the exercise of stock options, and an aggregate total of 30,636 shares that are pledged in accordance with customary margin account requirements, which includes the shares held by Mr. Hedlund and one executive officer who is not a Named Executive Officer.

Certain Beneficial Owners

The following table shows the beneficial ownership of Common Stock by each person, other than the Company’s directors and executive officers shown above, known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock. To the Company’s knowledge, the beneficial owner has both sole voting and sole dispositive powers with respect to the shares listed opposite the beneficial owner’s name, unless otherwise indicated.

Name	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Singleton Group LLC	11,534,520	(2)	18.5%
11661 San Vicente Blvd., Suite 915 Los Angeles, California 90049
Dimensional Fund Advisors LP	3,304,080	(3)	5.3%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746

(1)	Based on the number of shares outstanding on the record date, March 12, 2010. Each outstanding share of Common Stock includes an attached right under the Company’s Rights Plan. See footnote (1) to the table in the preceding section entitled “Directors and Executive Officers.”

(2)	Based on information contained in a Form 4 filed with the SEC on February 9, 2010, the Singleton Group LLC (“LLC”) directly owns 11,534,520 shares of Common Stock. As reported in a Schedule 13D/A filed with the SEC on February 3, 2010, the LLC and Christina Singleton Mednick, William W. Singleton and Donald E. Rugg, as managers of the LLC, share voting and dispositive power with respect to the shares of Common Stock held by the LLC, and so may be deemed beneficial owners of all such shares. William W. Singleton and Christina Singleton Mednick have indirect interests in these shares as managers of the LLC and as trustees and beneficiaries of certain trusts holding membership interests in the LLC.

The Schedule 13D/A reports that Donald E. Rugg has sole voting and dispositive power with respect to 343 shares of Common Stock. As a result of such shares beneficially owned outside of the LLC and his role as a manager of the LLC, Donald E. Rugg may be deemed a beneficial owner of 11,534,863 shares of Common Stock, which constitutes 18.5% of the Common Stock.

(3)	In a Schedule 13G filed with the SEC on February 8, 2010, Dimensional Fund Advisors LP (“Dimensional”) reported beneficial ownership of an aggregate of 3,304,080 shares of Common Stock as of December 31, 2009, as to which Dimensional has sole dispositive power and which includes 3,217,435 shares as to which it has sole voting power. According to the Schedule 13G, these shares are held by four investment companies to which Dimensional furnishes investment advice and certain other commingled group trusts and separate accounts for which Dimensional serves as investment manager, and Dimensional disclaims beneficial ownership of the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of the registered class of the Company’s equity securities, to file with the SEC reports of ownership and reports of changes in ownership of such securities. Directors, executive officers, and greater than ten percent shareholders are required to furnish the Company with copies of all the reports they file under Section 16(a). Based on the Company’s knowledge of stock transfers, its review of copies of reports filed under Section 16(a) and written representations by persons furnished to the Company, the Company believes that all filing requirements applicable to its directors, executive officers and more than ten percent beneficial owners were complied with for the fiscal year ended December 31, 2009.

PROPOSAL 1:

ELECTION OF DIRECTORS

Election

Eleven directors are to be elected at the Annual Meeting to serve for a term of one year or until the election of their successors. If any of the persons named below declines or is unable to serve as a director (which is not anticipated), the individuals designated as proxies on the proxy card reserve full discretion to vote for any or all other persons who may be nominated. The affirmative vote of the majority of the outstanding Common Stock having voting power present, in person or by proxy, at the Annual Meeting is required to elect each director Nominee.

Business Experience of Nominees

Each of the individuals selected by the Board of Directors to serve as a Nominee for election to the Board of Directors at the Annual Meeting meets the nominee standards for board members previously adopted by the Board of Directors as described below on page 23. The Nominating & Corporate Governance Committee and the Board of Directors believes that each Nominee has demonstrated significant business achievements, ethical principles and commitment to serve the Company and its shareholders, and that the specific experience, qualifications, attributes and skills of each Nominee adds to the collective ability of the Board to perform its duties and discharge its responsibilities with competence, professionalism and expertise. Each Nominee other than Ms. Howard, who joined the Board in February 2010, and Mr. Storch, who is not currently a Board member, is an incumbent member of the Board of Directors with at least seven years of tenure and therefore contributes invaluable institutional knowledge and experience gained from his or her past years of service to the Company.

The following is a summary of the business positions and public-company directorships held by each Nominee over at least the past five years, as well as some specific factors particular to such Nominee that, combined with the generally applicable factors noted above, led the Board to conclude that he or she should be selected as a nominee for election to the Board of Directors at the Annual Meeting:

James E. Annable, 66, has been a director of the Company since November 1993. Dr. Annable serves as Secretary to the Federal Advisory Council of the Board of Governors of the Federal Reserve Board. Previously, Dr. Annable served as Economic Advisor to the Chief Executive Officer of JPMorgan Chase & Co. Prior to his retirement in June 2001, Dr. Annable served as Senior Vice President and Director of Economics for Bank One Corporation, and previously held a variety of offices with the bank and its predecessors.

Dr. Annable holds a doctorate in economics and has extensive experience as an economic advisor to several major financial institutions, as well as the Federal Reserve Board. His expertise is of particular significance to the Board because changes in the U.S. economy and financial markets can significantly impact the results of operations and financial position of the Company and its subsidiaries.

Eric J. Draut, 52, has been a director of the Company since February 2002, at which time he was elected Executive Vice President. Mr. Draut is the Company’s Chief Financial Officer, a position he has held since February 1997. Mr. Draut was a Senior Vice President of the Company from February 1999 until February 2002, and served as Treasurer from April 1992 until February 2002. Mr. Draut was a Vice President between October 1997 and February 1999, and Controller from February 1990 until February 1997. Mr. Draut currently serves as a director of Intermec, Inc., which designs, develops, manufactures, integrates, sells, resells and services wired and wireless automated identification and data collection products.

Mr. Draut’s extensive understanding of financial metrics and systems across the Company’s operations, obtained over his many years of service in a variety of key executive financial positions with the Company, his qualification as a certified public accountant and his expertise on financial accounting and reporting requirements, contribute significantly to the depth of the Board’s understanding of the financial performance of the Company and the issues faced by the Company in connection with its financial accounting, consolidation and reporting.

Douglas G. Geoga, 54, has been a director of the Company since February 2000. Mr. Geoga is President and Chief Executive Officer of Salt Creek Hospitality, LLC, a privately-held firm engaged in making investments in the hospitality industry. Until December 2009, Mr. Geoga’s primary occupation was serving as principal of Geoga Group, L.L.C., a hospitality investment and advisory consulting firm that was founded by Mr. Geoga. Until July 1, 2006, Mr. Geoga served as the President of Global Hyatt Corporation and as the President of Hyatt Corporation and the President of AIC Holding Co., the parent corporation of Hyatt International Corporation, both privately-held subsidiaries of Global Hyatt Corporation which collectively operate the Hyatt chain of full-service hotels throughout the world. In addition, from 2000 through 2005, Mr. Geoga served as the President of Hospitality Investment Fund, L.L.C., a privately-held firm which was engaged in making investments in lodging and hospitality companies and projects.

Mr. Geoga’s history as president of Hyatt Corporation, a global leader in its industry, as well as CEO of two private investment firms, brings to the Board the perspective of both an operating executive and one who is sophisticated in corporate investments and finance.

Reuben L. Hedlund, 73, has been a director of the Company since November 1993, and is Counsel to McGuireWoods LLP. Previously, Mr. Hedlund was Managing Director of the Chicago law firm of Hedlund & Hanley, LLC, where he had served as managing director or partner of the firm (and its predecessor firms) from July 1991 until September 2009.

Mr. Hedlund’s experience as a commercial litigator and corporate governance lawyer provides the Board with a keen understanding of the litigation environment in which the Company and its subsidiaries must operate, as well as expertise in emerging corporate governance issues, making him particularly well-suited for his service on the Nominating & Corporate Governance Committee.

Julie M. Howard, 47, has been a director of the Company since February 2010. Ms. Howard is President and Chief Operating Officer of Navigant Consulting, Inc., a Chicago-based specialty consulting firm. Ms. Howard has served as Navigant’s President and Chief Operating Officer since 2006, and served as its Chief Operating Officer since 2003. Ms. Howard joined Navigant in 1988.

Ms. Howard’s business experience and involvement with strategic and operational programs, development of growth and profitability initiatives and regular interaction with a wide range of corporate constituents, contributes unique perspectives and skill sets to the Board in its oversight of the Company’s business units and operating companies and their respective strategic initiatives.

Wayne Kauth, 76, has been a director of the Company since March 2003. Mr. Kauth has been an independent consultant to the financial services industry, specializing in the life/health and property/casualty insurance fields, for more than the past five years. Mr. Kauth is a retired partner of Ernst & Young, LLP where he specialized in accounting and auditing matters for the insurance industry and was the firm’s National Insurance Technical Director. Mr. Kauth holds both the Chartered Property & Casualty Underwriter and Chartered Life Underwriter designations and is a fellow of the Life Management Institute. As a certified public accountant, Mr. Kauth has served on a number of committees and working groups for the American Institute of Certified Public Accountants and National Association of Insurance Commissioners.

Mr. Kauth’s lengthy career in public accounting with a specialization in the insurance industry provides the Board with a deep understanding of both financial accounting and reporting requirements, financial statement integrity and Sarbanes-Oxley controls, as well as statutory and actuarial accounting complexities unique to the insurance industry, and makes him particularly well-suited for his service on the Audit Committee.

Fayez S. Sarofim, 81, has been a director of the Company since March 1990. He has been Chairman of the Board and President of Fayez Sarofim & Co., a registered investment advisor, for more than five years. Over the past five years, Mr. Sarofim also served as a director of Argo Group International Holdings, Ltd., an international underwriter of specialty insurance and reinsurance products in the property and casualty market and Kinder Morgan, Inc., a privately-held energy services provider that was publicly traded until 2007.

Mr. Sarofim’s long track record as one of the nation’s premier investment advisors brings to the Board a high level of expertise in the financial markets and securities analysis which are key ingredients in the success of an insurance operation and which make him particularly well-suited for his service on the Investment Committee.

Donald G. Southwell, 58, has been a director of the Company since February 2002, has served as Chairman of the Board of Directors since January 1, 2010, and has served as President and Chief Executive Officer since August 2006. Mr. Southwell served as President and Chief Operating Officer between February 2002 and August 2006, as Senior Vice President between February 1999 and February 2002, and as Vice President between May 1998 and February 1999. Mr. Southwell served as the President of the Company’s insurance operations from October 1999 until February 2002. Mr. Southwell joined Unitrin in March 1996 as the head of the Unitrin Life and Health Insurance Group.

Mr. Southwell’s position as Chief Executive Officer provides a crucial liaison between the Board and the members of the Company’s executive and operational management, and his fourteen years of service to the Company, including eight years as its President and ten years heading its insurance operations, have provided him with an extensive understanding and perspective relative to the Company’s business operations, plans and strategies that are essential to the effective functioning of the Board.

David P. Storch, 57, has not previously served as a director of the Company. Mr. Storch is currently Chairman of the Board and Chief Executive Officer of AAR Corp. AAR is a leading provider of products and services to the worldwide aerospace and government/defense industries. Mr. Storch served from October 2005 until June 2007 as AAR’s Chairman of the Board, President and Chief Executive Officer, from 1996 to October 2005 as its President and Chief Executive Officer, from 1989 to 1996 as its President and Chief Operating Officer, and from 1988 to 1989 as its Vice President. Mr. Storch is also a director of KapStone Paper and Packaging Corporation, a leading North American producer of unbleached kraft paper products and linerboard.

Mr. Storch’s experiences as a chief executive officer of a large public company, an executive responsible for business development, Chairman of the Board of AAR, a board member of another public company and a business leader in his industry, offer the Board broad and unique perspectives and hands-on knowledge of the challenges of running a public company.

Richard C. Vie, 72, has been a director of the Company since March 1990. Mr. Vie served as Chairman of the Board of Directors from January 1999 through December 2009. Mr. Vie held the executive office of Chairman from August 2006 until his retirement as an employee and executive officer of the Company on December 31, 2009, and currently holds the honorary title of Chairman Emeritus. From March 1992 until August 2006, Mr. Vie served as Chief Executive Officer, and also served as President from March 1992 until February 2002.

Mr. Vie’s extensive knowledge and deep understanding of the Company’s businesses and the industries in which they operate, gained over his twenty-eight years with the Company and its affiliated companies in a variety of roles, including fourteen years as Chief Executive Officer of the Company and eleven years as its Chairman of the Board, provide invaluable expertise and insight to the Board.

Ann E. Ziegler, 51, has been a director of the Company since November 2001. Ms. Ziegler is Senior Vice President and Chief Financial Officer of CDW Corporation. CDW is a leading provider of technology solutions for business, government and education. From November 2000 until April 2008, Ms. Ziegler served as a Senior Vice President of Sara Lee Corporation, a global branded consumer packaged goods company. Ms. Ziegler is also a director of Hanesbrands Inc., a global consumer goods company and leading marketer of apparel.

Ms. Ziegler’s extensive experience as an operating executive for both public and privately held companies in several consumer product and service industries, and as a chief financial officer accountable for financial statement reporting, adds significant skills and insights to the Board, particularly in connection with operational and compliance issues related to financial accounting and reporting.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF ALL ELEVEN NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

The Company has adopted the following documents which are posted under Governance on the Company’s website at www.unitrin.com. Copies of these documents may also be obtained free of charge by request to the Company at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

•	Corporate Governance Guidelines

•	Charters of the Following Committees of the Board of Directors:

➢	Audit Committee

➢	Compensation Committee

➢	Investment Committee

➢	Nominating & Corporate Governance Committee

•	Code of Business Conduct and Ethics

•	Code of Ethics for Senior Financial Officers

•	Director Independence Standards

The Code of Business Conduct and Ethics applies to the Company’s directors, officers and other employees. The Code of Ethics for Senior Financial Officers applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, or persons performing similar functions. The Company intends to disclose future amendments to, and any waivers for directors or officers (though none are anticipated) from, the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers under Governance on the Company’s website at www.unitrin.com.

Related Person Transactions

The Board of Directors has adopted a written policy (“Policy on Related Person Transactions”) for review, approval and ratification of transactions involving the Company and “related persons” (directors, executive officers, shareholders owning five percent or more of Common Stock, or immediate family members of any of the foregoing). The Policy on Related Person Transactions covers any related person transaction unless it involves: (i) a transaction generally available to all employees of the Company; (ii) less than $120,000 in the aggregate; or (iii) a relationship as an insurance policyholder entered and maintained in the ordinary course of business of a subsidiary of the Company on terms no more favorable to the related person than those applicable to non-affiliated third parties or those generally available to employees of the Company. Covered related person transactions must be approved or ratified by the Nominating & Corporate Governance Committee of the Board of Directors. In addition, approval under the Policy on Related Person Transactions is required before the Company can make charitable contributions exceeding $120,000 in the aggregate in any fiscal year to a charitable organization for which a related person serves as an executive officer, director, trustee or in a similar capacity.

Upon learning of a proposed or existing related person transaction requiring review under the Policy on Related Person Transactions, management is required to submit the matter for consideration by the Nominating & Corporate Governance Committee, which will review the transaction and make a determination as to whether it is consistent with the best interests of the Company and its shareholders. In its review, the Nominating & Corporate Governance Committee may consider the facts and circumstances it deems significant and relevant to the particular transaction, including such factors as the related person’s relationship to the Company and interest in the transaction, the value of the transaction and any reasonable alternatives, and the potential impact of the transaction on the Company, the related person and other applicable parties. No director who is on the Nominating & Corporate Governance Committee will participate in the review or approval under the Policy on Related Person Transactions of a transaction involving such director or a member of his or her immediate family. In accordance with the Policy on Related Person Transactions, the Nominating & Corporate Governance Committee has reviewed certain transactions with the Company involving CDW Corporation and Fayez Sarofim & Co.

Ms. Ziegler is Vice President and Chief Financial Officer of CDW Corporation (“CDW”), a technology solutions provider from which certain subsidiaries of the Company purchased computer equipment in 2009. The Nominating & Corporate Governance Committee considered the minimal dollar amount of the purchases, which totaled approximately $195,000, relative to the gross revenues of both the Company’s subsidiaries and CDW, and the fact that the purchases were made in the ordinary course of business of the both Company’s subsidiaries and CDW, and without any involvement of the Company’s senior management or Ms. Ziegler. The Nominating & Corporate Governance Committee made a determination that the transactions were not material to the Company and are consistent with the best interests of the Company and its shareholders, and ratified the transactions in accordance with the Policy on Related Person Transactions.

Mr. Sarofim is Chairman of the Board, President, a director, and the majority shareholder of Fayez Sarofim & Co. (“FS&C”), a registered investment advisory firm. FS&C provides investment management services with respect to certain funds of the Company’s tax-qualified defined benefit pension plan (“Pension Plan”). The agreement governing these services is terminable by either party at any time on 30 days advance written notice. At December 31, 2009, the Pension Plan had $84.3 million in assets under management with FS&C. Under this arrangement, FS&C is entitled to fees calculated and payable quarterly based on the fair market value of the assets under management. During 2009, the Pension Plan paid fees of $300,000 in the aggregate to FS&C.

In addition, FS&C provides investment management services as a sub-investment advisor to the Dreyfus Appreciation Fund, an open-end, diversified management investment fund (the “Fund”), offered as one of the alternative investment choices afforded to employees participating in the 401(k) Plan and/or defined contribution retirement plan (“DC Plan”). According to published reports filed by FS&C with the SEC, the Fund pays monthly fees to FS&C according to a graduated schedule computed at an annual rate based on the value of the Fund’s average daily net assets. The Company does not compensate FS&C for services provided to the Fund. As of December 31, 2009, Company employees participating in these plans had allocated $16.9 million for investment in the Fund, representing 7% of the total amount invested in such plans.

The Nominating & Corporate Governance Committee performed an initial review of the transactions involving Mr. Sarofim and FS&C at the outset of these relationships and determined that the transactions had been entered into on terms no less favorable to the Company than could have been negotiated with non-affiliated third parties and were consistent with the best interests of the Company and its shareholders. The Nominating & Corporate Governance Committee considers these relationships on an annual basis and reviews any material changes in the related facts and circumstances to ensure that they are consistent with the Company’s Policy on Related Person Transactions.

Director Independence

The Board of Directors has adopted categorical standards (“Director Independence Standards”) to assist in its determination of director independence as required by

Section 303A of the Listed Company Manual (“NYSE Listing Standards”) of the NYSE and applicable SEC rules. The Director Independence Standards are posted under Governance on the Company’s website at www.unitrin.com. Under the Director Independence Standards, a director is not independent for purposes of his or her service on the Board of Directors or a particular Board committee unless the director and his or her immediate family members meet all independence requirements applicable to such service under the NYSE Listing Standards and SEC rules.

The Director Independence Standards incorporate by reference certain relationships listed in the NYSE and SEC independence rules. In addition, the Director Independence Standards define four specific types of relationships as categorically immaterial. Two of these types of relationships involve an organization or entity that either received charitable contributions from the Company or engaged in transactions with the Company, in either case to the extent the annual amounts involved did not exceed $120,000. The other two types of relationships are: (i) status as an insurance policyholder of a Company subsidiary in the ordinary course of business of the subsidiary on terms no more favorable to the director than those applicable to policies with unaffiliated third parties or those generally available to Company employees; and (ii) the receipt by a director of administrative support or retirement compensation for prior service from a former employer of such director that has a business relationship with the Company. The Board of Directors believes that these specified types of relationships would not affect or influence the Company’s business relationships or create a direct or indirect material interest in the Company’s business transactions on the part of a director.

In connection with its annual independence assessment of the individuals recommended by the Nominating & Corporate Governance Committee as nominees for election to the Board of Directors at the Annual Meeting, the Board of Directors reviewed the applicable independence rules and the factual information derived from the questionnaires and affirmations completed by the individual directors and director candidates and other available information. The Board of Directors examined certain business transactions that occurred in 2009 between the Company and particular directors or entities affiliated with such directors.

The Board of Directors reviewed the 2009 purchases by certain of the Company’s subsidiaries from CDW that are described above in the discussion under “Related Person Transactions,” and considered whether these transactions created a material relationship between the Company and Ms. Ziegler due to her service as an executive officer of CDW. The Board of Directors noted that the aggregate amount of these purchases, which totaled approximately $195,000, was significantly under the bright line independence threshold under the NYSE Listing Standards (i.e., the greater of $2 million or 2% of CDW’s consolidated gross revenues) and was immaterial relative to the gross revenues of both the Company’s subsidiaries and CDW. The Board also considered that these purchases were ordinary course transactions made without any involvement of the Company’s senior management or Ms. Ziegler, and concluded that the transactions did not create a material relationship between the Company and Ms. Ziegler. The Board of Directors also considered Mr. Hedlund’s relationship with the Company as a policyholder of one of the Company’s insurance subsidiaries, and determined that such relationship is categorically immaterial under the Director Independence Standards.

In connection with the foregoing independence review and consideration of the individual director nominees recommended by the Nominating & Corporate Governance Committee for election to the Board of Directors at the Annual Meeting, the Board of Directors affirmatively determined that, under the NYSE Listing Standards, applicable SEC rules and the Director Independence Standards, a majority of the members of the Board of Directors is independent, that Directors Annable, Geoga, Hedlund, Howard, Kauth and Ziegler are each independent and have no material relationships with the Company, and that Nominee Storch is independent and has no material relationship with the Company.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors met five times during 2009.

The Board of Directors has five committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee and the Nominating & Corporate Governance Committee. The Investment Committee was formed and held its first meeting in November 2009. The following table shows current Board committee membership and the number of meetings held by each committee in 2009:

Audit Committee	Compensation Committee	Executive Committee	Investment Committee	Nominating & Corporate Governance Committee
James E. Annable Douglas G. Geoga Reuben L. Hedlund Julie M. Howard(1) Wayne Kauth*	James E. Annable* Douglas G. Geoga Julie M. Howard(1) Wayne Kauth	James E. Annable* Fayez S. Sarofim Donald G. Southwell Richard C. Vie	James E. Annable Eric J. Draut Douglas G. Geoga* Fayez S. Sarofim Donald G. Southwell Richard C. Vie	James E. Annable Reuben L. Hedlund* Julie M. Howard(1) Ann E. Ziegler
10 meetings held in 2009	4 meetings held in 2009	1 meeting held in 2009(2)	1 meeting held in 2009	4 meetings held in 2009
*	Committee Chairman

(1)	Ms. Howard became a member of the Board of Directors and these Board committees on February 3, 2010.

(2)	In addition, the Executive Committee took action by unanimous consent in lieu of meetings four times in 2009.

Under the Company’s Corporate Governance Guidelines, directors are expected to attend Board meetings and meetings of the Board committees on which they serve. In 2009, each director attended at least 75% of the meetings of the Board of Directors and Board committees on which such director served. Under the Company’s Policy on Director Attendance at Annual Meetings, all directors are expected to attend annual meetings of the Company’s shareholders unless unavoidable obligations or other circumstances prevent their attendance. Each of the directors who were members of the Board of Directors on May 6, 2009, the date of the 2009 Annual Meeting, attended such meeting.

The non-management members of the Board of Directors meet regularly in executive session. The Chairman of the Nominating & Corporate Governance Committee presides at these executive sessions.

The following is a brief description of the functions of each of the five Board committees:

Audit Committee—Assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accountant’s qualifications, independence and performance; and

•	the performance of the Company’s internal audit function.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Among other things, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accountant, including prior approval of the audit engagement fees and terms.

The Board of Directors has determined that each member of the Audit Committee is independent and financially literate in accordance with the NYSE Listing Standards, that each member of the Audit Committee meets the independence requirements for audit committee membership under the SEC rules, and that Mr. Kauth is qualified as an audit committee financial expert under the SEC rules. The Audit Committee Charter is posted under Governance on the Company’s website at www.unitrin.com.

Compensation Committee—Assists the Board of Directors in fulfilling its responsibilities relating to:

•	overseeing the compensation of the Company’s executive officers, operating company presidents and group executives;

•

reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance and compensation in light of such goals and objectives, and setting the Chief Executive Officer’s compensation based on such evaluation;

•	reviewing and making recommendations to the Board of Directors regarding the Company’s incentive compensation and equity-based compensation plans;

•	reviewing and approving the base salary, bonus and equity award components of the annual compensation of the executive officers, operating company presidents and group executives;

•	setting performance criteria for bonuses under the Unitrin, Inc. 2009 Performance Incentive Plan (“Performance Incentive Plan”);

•	reviewing and approving any employment agreements or severance or change-in-control arrangements involving any of the Company’s executive officers;

•

administering the Company’s 1997 Stock Option Plan and 2002 Stock Option Plan (“Employee Stock Option Plans”), 1995 Non-Employee Director Stock Option Plan (“Director Stock Option Plan”) and 2005 Restricted Stock and Restricted Stock Unit Plan (“Restricted Stock Plan”);

•	approving award recipients and determining the terms of awards pursuant to the 2002 Stock Option Plan and the Restricted Stock Plan (no new grants may be awarded under the 1997 Stock Option Plan); and

•	reviewing and making recommendations to the Board of Directors on director compensation.

The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. The Compensation Committee Charter is posted under Governance on the Company’s website at www.unitrin.com. Additional information about the Compensation Committee procedures is provided below in the section entitled “Executive Compensation.”

Executive Committee—May exercise all powers and authority of the Board of Directors in the management of the business of the Company except for:

•	certain powers which, under Delaware law, may be exercised only by the full Board of Directors; and

•	such other powers as may be granted to other committees by resolution of the Board of Directors or as defined in the charters of such committees.

Investment Committee—Oversees the Company’s investment objectives and policies and reviews the performance of the Company’s investment portfolios on a consolidated basis. The Investment Committee is also responsible for review and approval of the policies and objectives for the Company’s investment activities that are established and maintained by the Company’s Chief Investment Officer. The Investment Committee Charter is posted under Governance on the Company’s website at www.unitrin.com.

Nominating & Corporate Governance Committee—Assists the Board of Directors in fulfilling its responsibilities with respect to:

•	identifying potential candidates qualified to become Board members and recommending director nominees to the Board in connection with each annual meeting of shareholders;

•

developing and assessing principles and guidelines for corporate governance, executive succession, business conduct and ethics and recommending their adoption and periodic revision to the Company’s Board of Directors;

•	leading the Board of Directors in its annual review of the Board’s performance; and

•	recommending director nominees to the Board for each Board committee.

The Board of Directors has determined that each member of the Nominating & Corporate Governance Committee is independent in accordance with the NYSE Listing Standards. The Nominating & Corporate Governance Committee Charter is posted under Governance on the Company’s website at www.unitrin.com.

Selection of Board Nominees

In accordance with its charter, the Nominating & Corporate Governance Committee recommends a full slate of director nominees for election each year at the Annual Meeting. As needed to fill actual or anticipated vacancies on the Board of Directors, the Nominating & Corporate Governance Committee screens and interviews candidates, and conducts inquiries into each candidate’s background, qualifications and independence in accordance with the NYSE Listing Standards and SEC rules. The Nominating & Corporate Governance Committee may, in its discretion, retain search firms to identify director candidates.

The Company will consider director recommendations by shareholders that are made in writing, addressed to Unitrin’s Secretary, and include: (a) the candidate’s name, address and telephone number; (b) a brief biographical description of the candidate, including his or her occupation for the last five years and a statement of the qualifications of the candidate to serve as director; and (c) the candidate’s signed consent to serve as a director if elected and to be named in the Company’s proxy statement as a nominee. The Nominating & Corporate Governance Committee will consider shareholder recommendations using the same standards it uses to assess all other candidates for director.

The Nominating & Corporate Governance Committee evaluates potential nominees for director against the following standards that were previously adopted by the Board of Directors, as well as other attributes and skill sets considered desirable or necessary to address particular needs from time to time:

•	The highest ethical standards and integrity.

•	Must be willing and able to devote sufficient time to the work of the Board.

•	Must be willing and able to represent the interests of shareholders as a whole rather than those of special interest groups.

•	No conflicts of interest that would interfere with performance as a director.

•	A reputation for working constructively with others.

•	A history of achievement at a high level in business or the professions that reflects superior standards.

•	Possess qualities that contribute to the Board’s diversity.

The primary focus in recruitment and nomination of directors has been on skills and experience. Other than as noted in the last bullet point above, the Nominating & Corporate Governance Committee does not have a specific policy or requirement with regard to its consideration of diversity in identifying director nominees, nor has it attempted to define or limit the concept of “diversity” to any particular set of characteristics. The Nominating & Corporate Governance Committee and the Board of Directors believe that the Board should be comprised of members with complementary and diverse skills and experience which, collectively, contribute breadth of perspective and enable the Board to be an effective overseer of a publicly-traded insurance organization.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. The Compensation Committee consists of James E. Annable, Douglas G. Geoga, Julie M. Howard and Wayne Kauth. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries, and none of these individuals had a relationship with the Company during 2009 which required disclosure by the Company under the SEC rules on transactions with related persons. Related person transactions and the independence of the non-employee members of the Company’s Board of Directors are discussed in more detail above under the headings “Related Person Transactions” and “Director Independence.”

No executive officer of the Company has served as a director or member of the compensation committee or other board committee of another entity that had an executive officer who served on the Company’s Compensation Committee or Board of Directors.

Board Leadership and Role in Risk Oversight

Board’s Leadership Structure

The structure of the Company’s Board of Directors includes a Chairman of the Board and five board committees. The Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee are comprised entirely of independent directors. The Executive Committee and the Investment Committee are comprised of a mix of independent and employee directors.

The Company’s Chief Executive Officer, Mr. Southwell, serves as Chairman of the Board. The Chairman of the Nominating & Corporate Governance Committee, an independent director, presides at the executive sessions of the non-management directors. The Company has not otherwise designated a member of the Board as a lead director.

The combined role of Chairman and Chief Executive Officer promotes clarity of corporate focus and unified leadership by the director most familiar with the Company’s business, industry and strategic goals, as well as its history and culture. The Company believes that its leadership structure is appropriate for the Company given these benefits and the counterbalancing role provided by the independent oversight of the Company’s non-management directors, who meet regularly in executive session, and the significant functions provided by the key Board committees that are comprised of independent directors and that are able to retain independent outside advisors in their discretion.

Board’s Role in Risk Oversight

The Board of Directors plays an active role in the oversight of risk assessment and management at various levels of the Board’s leadership structure. The Chairman of the Board plays an integral role in identifying the material issues and risks to be brought to the Board’s attention. Full board and board committee meetings provide the directors with regular opportunities to discuss key matters and raise questions with management, auditors and any consultants retained by the Board or committee.

The Board is regularly informed by members of the Company’s executive and operational management about a wide range of matters that could pose significant risks to the Company. These include, for example, strategic plans, corporate transactions, and significant operational projects and developments. In addition, Board committees have the opportunity to evaluate areas of potential risk on issues pertinent to their particular functional responsibilities. The Audit Committee has oversight responsibilities pertaining to a number of matters which involve potential risk to the Company, most notably, the Company’s financial reporting and internal controls, the internal audit function, matters reported through the Hotline, management of insurance-related risks, and the performance of the Company’s independent auditors. In carrying out these responsibilities, the Audit Committee reviews, for example, the Company’s quarterly and annual financial statements and related SEC disclosures and auditor’s reports and communications, enterprise and business unit risk management assessments (including risks associated with catastrophe losses), and internal audit plans and significant findings. The Compensation Committee has oversight responsibilities pertaining to the Company’s executive compensation and equity-based compensation programs. In carrying out these responsibilities, the Compensation Committee reviews performance goals and metrics under the Company’s Performance Incentive Plan, look-back and projection assessments of such goals and metrics, and levels of ownership of the Company’s Common Stock resulting from equity grants to its executives.

AUDIT COMMITTEE REPORT

This report concerns the Audit Committee and its activities regarding the Company’s financial reporting and auditing processes.

The role of the Audit Committee is one of oversight, and does not include conducting audits or determining whether the financial statements are complete and accurate. The responsibility for the completeness and accuracy of the Company’s financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting rests with the Company’s management. It is the responsibility of the Company’s independent registered public accountant to perform an audit of, and to express an opinion on, whether the Company’s annual financial statements are fairly presented in conformity with accounting principles generally accepted in the United States of America and the effectiveness of the Company’s internal control over financial reporting. The responsibility of the Audit Committee is to review and monitor these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accountant for the fiscal year ended December 31, 2009, the Company’s audited financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received from and discussed with Deloitte & Touche its written disclosures and letter regarding its independence required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee regarding independence, and has discussed with Deloitte & Touche its independence. The Audit Committee has considered whether the provision of the non-audit services by Deloitte & Touche described in this Proxy Statement is compatible with maintaining the independence of Deloitte & Touche.

In reliance on these reviews and discussions, and the report of Deloitte & Touche as the Company’s independent registered public accountant, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for that year for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD

OF DIRECTORS OF UNITRIN, INC.

Wayne Kauth—Chairman
James E. Annable*	Reuben L. Hedlund
Douglas G. Geoga	Julie M. Howard*

*	Dr. Annable became a member of the Audit Committee on November 4, 2009, and Ms. Howard became a member of the Audit Committee on February 3, 2010.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Independent Registered Public Accountant Fees for 2009 and 2008

Deloitte & Touche, a registered public accountant with the Public Company Accounting Oversight Board, served as the Company’s independent registered public accountant for and during the years ended December 31, 2009 and 2008. The following table provides information regarding the fees for professional services provided by Deloitte & Touche for 2009 and 2008.

	2009	2008
Audit Fees	$4,033,926	$3,826,783
Audit-Related Fees	93,000	53,473
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$4,126,926	$3,880,256

Audit Fees in 2009 included fees for: (a) the audit of the Company’s annual financial statements and to provide an opinion on the effectiveness of the Company’s internal control over financial reporting; (b) the review of the financial statements included in the Company’s quarterly reports on Form 10-Q; and (c) other services normally provided by the independent registered public accountant, including services in connection with regulatory filings by the Company and its subsidiaries for the 2009 fiscal year. Audit-Related Fees in 2009 represent fees incurred to audit three of the Company’s employee benefit plans.

Audit Fees in 2008 included fees for: (a) the audit of the Company’s annual financial statements and to provide an opinion on the effectiveness of the Company’s internal control over financial reporting; (b) the review of the financial statements included in the Company’s quarterly reports on Form 10-Q; and (c) other services normally provided by the independent registered public accountant, including services in connection with regulatory filings by the Company and its subsidiaries for the 2008 fiscal year. Audit-Related Fees in 2008 represent fees incurred to audit one of the Company’s employee benefit plans, fees to review auditor workpapers in connection with a pre-acquisition due diligence review by the Company and fees incurred to permit other auditors access to review Deloitte & Touche’s workpapers in connection with the sale of the Company’s former Unitrin Business Insurance unit.

Pre-Approval of Services

Under its charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant, including the prior approval of audit engagements and all permitted non-audit engagements of the independent registered public accountant. Prior approval of non-audit services may be delegated to the Chairman of the Audit Committee. All services provided to the Company by Deloitte & Touche in 2009 and 2008 were pre-approved by the Audit Committee.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Audit Committee has selected Deloitte & Touche as the Company’s independent registered public accountant for 2010, and the Board is asking shareholders to ratify that selection. Under applicable laws, rules and regulations, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant. The Board believes that shareholder ratification of the appointment of the independent registered public accountant, while not legally required, represents good governance practice in light of the significance of the independent registered public accountant’s role in the process of ensuring the integrity of the Company’s financial statements.

The affirmative vote of a majority of the outstanding Common Stock having voting power present, in person or by proxy, at the Annual Meeting is required to ratify the selection of Deloitte & Touche as the Company’s independent registered public accountant for the 2010 fiscal year. In the event that the appointment is not ratified, the Audit Committee will consider whether the appointment of a different independent registered public accountant would better serve the interests of the Company and its shareholders. Despite shareholder ratification, the Audit Committee may appoint a new independent registered public accountant at any time if it determines in its sole discretion that such appointment is appropriate and in the best interests of the Company and its shareholders.

It is expected that representatives from Deloitte & Touche will be present at the Annual Meeting. Such representatives may make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE “FOR” APPROVAL OF PROPOSAL 2.

UNITRIN EXECUTIVE OFFICERS

The following narratives summarize the business experience over at least the last five years of the Company’s executive officers, other than Messrs. Southwell and Draut, whose business experience is described above in the section entitled “Business Experience of Nominees.” Positions described below as being with the Company may have been held with Unitrin or one or more of its subsidiaries. The executive officers serve at the pleasure of the Board of Directors.

John M. Boschelli, 41, was elected Chief Investment Officer in May 2009 and a Vice President of the Company in May 2007. Mr. Boschelli served as the Company’s Treasurer from February 2002 until May 2009. Before becoming Treasurer, Mr. Boschelli served as the Assistant Treasurer of the Company, a position he held prior to April 2002.

Lisa M. King, 50, was elected Vice President—Human Resources of the Company in May 2009, and has served as its Ethics Officer since 2008. Ms. King served as the Company’s Director of Human Resources from April 2008 until May 2009. From 2002 until 2008, Ms. King served as Vice President of Human Resources of the Company’s wholly-owned subsidiary, Trinity Universal Insurance Company, and, beginning in 2004, as its Ethics Officer. Prior to 2002, Ms. King held a number of human resources positions within the Unitrin organization and for affiliates of its predecessor.

Edward J. Konar, 53, was elected a Vice President of the Company in January 2001, and has served as Group Executive since January 2008. Mr. Konar has served as President of Unitrin’s Career Agency Companies since January 2010. From October 2002 until August 2008, Mr. Konar served as Vice President of Corporate Administration. Mr. Konar joined the Company in March 1990 as Tax Director and served in that capacity until October 2002.

Christopher L. Moses, 38, was elected Vice President and Treasurer of the Company in May 2009. Mr. Moses served as Assistant Treasurer for the Company from 2006 until May 2009. Between 1999 and 2006, Mr. Moses held a number of positions with the Company’s treasury department.

Scott Renwick, 58, was elected a Senior Vice President of the Company in February 2002, and has served as General Counsel since February 1999, Secretary since May 1996, and was Counsel between January 1991 and February 1999.

Richard Roeske, 49, was elected a Vice President of the Company in January 2001, and has served as Chief Accounting Officer since August 1999. Mr. Roeske joined the Company in January 1990 as Manager of External Financial Reporting. He became the Company’s Assistant Controller in April 1992 and Corporate Controller in February 1997.

Frank J. Sodaro, 41, was elected Vice President – Planning & Analysis of the Company in May 2009. Mr. Sodaro served as Assistant Corporate Controller for the Company from June 1998 until May 2009. Prior to 1998, he held a number of positions with the Company’s accounting and internal audit departments.

EXECUTIVE COMPENSATION

Discussion of Compensation Committee Governance

Compensation Committee Authority and Delegation

The scope and authority of the Compensation Committee is described in the Corporate Governance section above and is set forth in the committee’s charter, which is posted under Governance on the Company’s website at www.unitrin.com.

The Compensation Committee has the sole authority to retain outside legal, accounting or other advisors, including compensation consultants to assist the committee in its evaluation of executive compensation, and to approve related fees and other terms of retention of such advisors. Under the terms of its charter, the Compensation Committee may delegate to its subcommittees such power and authority as it deems appropriate, except where delegation is inconsistent with applicable legal and regulatory requirements. However, the Compensation Committee does not presently have any subcommittees, and no such delegations have been made.

Under the terms of the Employee Stock Option Plans and the Restricted Stock Plan, the Board of Directors may by resolution authorize one or more officers of the Company to designate recipients for a limited number of awards under the plans, and the size, terms and conditions for such awards. No authorized officer may make such an award to himself or herself or to any of the Company’s officers who are required to file reports of their beneficial ownership of shares of Common Stock under Section 16 of the Exchange Act (“Section 16 Officers”). Such delegated award authority has been sparingly used and limited to situations involving new hires and promotions, and has been reported to and monitored by the

Compensation Committee on a regular basis. More information about delegations and awards thereunder which have been made under the Company’s equity plans is included under the heading “Equity-Based Compensation Granting Process” in the Compensation Discussion and Analysis section below.

Compensation Committee Process Overview

The Compensation Committee performs an annual review of the Company’s executive compensation policies, practices and programs, and of the compensation paid to the Company’s executive officers and directors. The evaluation generally begins with an offsite meeting of the Compensation Committee held in the last quarter of each year without the presence of management. At its first meeting of each year, typically held in late January or early February, the Compensation Committee makes decisions as to any changes to the Company’s executive compensation plans and programs, determinations as to the current-year base salary and equity-based compensation awards and validation of performance results for payout of prior-year bonuses to be paid to the Company’s executive officers, operating company presidents and group executives, and any changes to the director compensation program. The Compensation Committee also sets the formulas under the Performance Incentive Plan for the executive officers, operating company presidents and group executives for the current year and approves equity-based compensation awards to other employees under the Employee Stock Option Plans and the Restricted Stock Plan.

The Role of Compensation Consultants

The Compensation Committee has engaged the services of an independent compensation consultant in connection with its annual executive compensation review and for such additional services as it has deemed necessary from time to time. In connection with its deliberations on executive officer and director compensation for 2009, the Compensation Committee engaged Hewitt Associates (“Hewitt”) as its independent compensation consultant, and directed Hewitt to provide the committee with benchmarking data based on comparable companies in the industry for the chief executive officer, chief financial officer, general counsel and operating company president positions. Hewitt also provided the committee with data and practices with respect to outside director compensation, and also advised the committee on current trends and developments related to executive compensation matters in the context of annual shareholder meetings and proxy disclosures. The involvement of Hewitt in the 2009 executive compensation decision-making process is described in more detail in the discussion under the heading “Benchmarking Analysis” in the Compensation Discussion and Analysis section below.

The Compensation Committee also asked Hewitt to assist with its evaluation and redesign of the Company’s executive compensation program. The objectives of the Compensation Committee included shifting the program emphasis from fixed pay to variable pay calibrated to performance and longer-term goals, and designing a new long-term equity vehicle consistent with these objectives and the elimination of the restorative option feature of the Company’s stock option program. This project culminated with the adoption by the

Compensation Committee of a new executive compensation program for 2009 which encompasses a revised mix of compensation elements, a new cash-based incentive plan and changes to the Company’s stock option and restricted stock programs. These changes are described in more detail in the discussions in the Compensation Discussion and Analysis section below.

The Role of Executive Officers

The Chief Executive Officer plays an important role in the annual compensation decision-making process for the executive officers of the Company other than himself by providing performance assessments and making compensation recommendations to the Compensation Committee. The information provided by the Chief Executive Officer includes annual recommendations regarding any changes to the annual base salary and the equity compensation grants to the other members of senior management and the selection and weighting of the specific performance criteria under the Company’s bonus plan.

The Chief Financial Officer is also involved in the annual compensation decision-making process for executive officers who report directly to him, by providing performance assessments and making compensation recommendations to the Chief Executive Officer for consideration by the Compensation Committee. Additionally, at the request of the Compensation Committee, the Company’s management provides data to the committee’s independent compensation consultant about the Company’s equity compensation programs, employee benefit and retirement plans and the compensation and stock holdings of the Company’s executive officers.

In addition to considering the benchmarking data provided by Hewitt, the Compensation Committee also considers the recommendations provided by the Chief Executive Officer with regard to the compensation of the other executive officers, and discusses the rationale and strategy involved in determining these recommendations in meetings with the Chief Executive Officer. The Compensation Committee views its role with regard to the compensation of these other executive officers as collaborative, giving due consideration to the Chief Executive Officer’s knowledge and judgment in determining the recommended levels of their compensation.

In connection with the evaluation and redesign of the Company’s executive compensation program mentioned in the section above under the heading “The Role of Compensation Consultants,” the Compensation Committee sought the views of the Company’s executive officers and operating company presidents. Their recommendations, which included enhanced focus on business unit performance over both short- and long-term periods, emphasis on variable and “at-risk” pay and the addition of a long-term cash performance plan, were taken into consideration when the key objectives were established by the Compensation Committee for the design of the revised compensation program for 2009.

Non-employee director compensation is determined exclusively by the Board of Directors, after considering recommendations of the Compensation Committee. The Company’s executive officers do not make recommendations and are not otherwise involved in the process of analyzing and determining compensation for the non-employee members of the Board of Directors, except that the Chief Executive Officer and the Chief Financial Officer do participate as Board members when non-employee director compensation is considered and determined by the Board of Directors.

Compensation Discussion and Analysis

Overview of the Company’s Executive Compensation Program

The Company’s executive compensation program includes annual and multi-year incentive bonus and long-term equity incentive awards under plans designed to reward its executives for increasing shareholder value. The basic objective of the program is to attract, retain and motivate the performance of the Company’s executives by providing compensation packages that include reasonable and competitive direct compensation. The Company’s Named Executive Officers receive a few modest perquisites and are eligible to participate in employee health and welfare benefits and retirement plans offered by the Company.

The fundamental and historical principle underlying the Company’s executive compensation program is that executive compensation should be structured so as to focus management on increasing shareholder value. The Company’s long-standing philosophy embodies this principle and emphasizes long-term compensation linked to Company and stock performance, thereby aligning the interests of the Company’s management and shareholders. The Compensation Committee has carried out this basic Company philosophy by providing the Named Executive Officers with programs that tie a significant portion of their compensation to the long-term appreciation in the value of the Company’s Common Stock.

Historically, the alignment of senior management and shareholder interests has been achieved primarily through the Company’s employee stock option program, which facilitates turning key executives into shareholders of the Company. The Compensation Committee strongly believes that stock incentives, including options and restricted stock, provide an effective means of motivating shareholder-focused behavior by key executives. The Compensation Committee closely monitors share retention by key executives. For more information about executive officer stock ownership, see the discussion on page 46 under the heading “Stock Ownership Policy.”

As mentioned above in the section that begins on page 30 under the heading “The Role of Compensation Consultants,” in early 2009, the Compensation Committee completed a review of the Company’s executive compensation program with the assistance of Hewitt, and adopted substantial revisions to the components of the program. In finalizing the executive compensation program changes for 2009, the Compensation Committee focused on four primary issues:

•

Revising the mix of compensation elements by reducing, over time, the portion of total compensation attributable to cash salaries (generally by freezing base salary levels), through the addition of a new performance-based, longer-term cash incentive program and by altering the equity compensation element from a focus on option awards to a combination of option and performance-based restricted stock awards;

•	Determining the level of senior-executive compensation in the context of Company performance in a difficult economic environment;

•	Considering the pension plan implications of changes in the compensation program; and

•	Calibrating variable pay to meet performance objectives.

The executive compensation program adopted by the Compensation Committee for the Named Executive Officers in 2009 represented a significant shift in focus from prior years, featuring a new cash incentive plan that provides for both annual performance-based bonus awards and multi-year awards tied to longer-term performance objectives, and a revised mix of equity awards that included performance-based restricted stock. The bonus program evolved from a plan focused exclusively on short-term goals to a plan that includes a mix of short- and long-term performance-based awards. The equity-based portion of the compensation program changed from granting the Named Executive Officers only stock options, to granting them a combination of performance-based restricted stock and stock options, and by eliminating the restorative option feature of the stock option program.

Allocation of Specific Elements of Compensation

To enable the Company to successfully compete for talent and retain its valued executives, the Company provides a package of compensation that is generally competitive with the marketplace, and consists of a variety of elements emphasizing long-term and contingent rewards linked to Company performance. The Compensation Committee believes that the success of the program is illustrated by the fact that there has been very little turnover among the Company’s executive officers in its twenty-year history. As mentioned above, the Company’s executive compensation previously consisted principally of cash salary, cash bonus and stock options, but was revised in 2009 to include performance based restricted stock and to add multi-year awards to the bonus plan.

The Company’s executive compensation program does not, and has not historically, used fixed formulas to allocate compensation between cash and non-cash compensation, or determine the mix of forms or levels of compensation. Rather, the program includes a range of tools aimed at providing competitive advantage and flexibility to respond to developments within, or otherwise affecting, the Company from time to time. Consistent with the overall program objectives and underlying philosophy described above, the Company emphasizes the compensation elements linked most closely to increasing shareholder value.

Providing a competitive salary is important in achieving the Company’s objective of attracting and retaining superior executive talent. An individual’s responsibilities and experience as well as competitive marketplace factors are generally taken into account in determining his or her salary. The cash incentive bonus component of compensation furthers the fundamental principle of linking compensation to Company performance, particularly growth and profitability, two metrics that the Company believes are critical to the creation of shareholder value. Equity-based compensation is considered another key source of contingent compensation intended to further align management incentives with shareholder interests.

In connection with the executive compensation program changes for 2009 approved by the Compensation Committee, the mix of pay components was shifted to include more “at-risk” compensation beginning in 2009. The Performance Incentive Plan was designed to balance short-term and long-term operational performance incentives. Compensation approved for 2010 also incorporates the shift in focus to include more at-risk compensation and a mix of short-term and long-term goals.

Compensation Strategy and Analysis

General Strategy

In its deliberations on executive compensation, the Compensation Committee considers cash and equity-based compensation in light of its consistency with the Company’s underlying principles and objectives, the total value to individual executives and the cost to the Company. Executive compensation decisions incorporate the following three-part strategy by the Compensation Committee:

•	Reward results primarily through long-term incentives with contingent value based on stock performance;

•

Consider, with the assistance of its independent compensation consultant, industry data on levels of executive compensation for certain specific positions at similar companies in the industry to assess the extent to which the Company’s practices may vary from industry practices and determine whether any noted variances are reasonable, appropriate and purposefully designed to successfully attract and retain skilled executives in a highly competitive marketplace; and

•

Obtain a clear understanding of the business strategies and objectives of the Chief Executive Officer and other members of senior management, and their reasoning and recommendations for motivating their key subordinates. The Compensation Committee believes it is important and appropriate to give serious consideration to the views of senior management who run the Company and supervise its key managerial employees.

Benchmarking Analysis

The background work for the compensation decisions made in the first quarter of 2009 began at the end of 2008. In the course of its executive compensation review for 2009, the Compensation Committee considered two benchmarking analyses. The first analysis considered the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel, based on an analysis of proxy statements. The compensation components in the first analysis, which was provided by Hewitt, included base salary, actual bonus, long-term incentives, and total compensation. The second benchmarking analysis considered the compensation components of base salary, target bonus, long-term incentives and total compensation for the Company’s Chief Executive Officer and operating company presidents, using data from Hewitt’s proprietary database.

As indicated above, two different groups of comparator companies were utilized in the Hewitt compensation benchmarking analysis. One comparator group (“Proxy Group”) consisted of ten publicly-traded companies in the insurance industry with profiles similar to the Company’s based on information disclosed in their proxy statements. Most of the companies included in the Proxy Group had a majority of their operations in the property and casualty insurance sector of the insurance industry and revenues, assets and market capitalization at levels comparable to those of the Company. The following companies were included in the Proxy Group: W. R. Berkley Corporation; Cincinnati Financial Corporation; HCC Insurance Holdings, Inc.; Leucadia National Corporation; Markel Corporation; Old Republic International Corporation; Progressive Corporation; Selective Insurance Group, Inc.; Torchmark Corporation; and White Mountains Insurance Group, Ltd. The positions of the Chief Executive Officer, Chief Financial Officer and General Counsel were matched, to the extent these positions were disclosed by the companies in the Proxy Group, and compensation data was based on disclosures in proxy statements filed in 2008. As reported in such proxy statements, bonus data included in the analysis were actual bonuses earned in 2007 and paid in 2008. Long-term incentives were annualized and valued using Hewitt’s valuation methodology.

The second comparator group (“Custom Insurance Group”) included in the Hewitt analysis encompassed a custom group of thirty-seven companies derived from a proprietary Hewitt database of the insurance industry, which includes many privately-held corporations. The large number of companies in this group enabled Hewitt to better identify positions within those companies that are comparable to Unitrin’s operating company presidents, whose blended responsibilities make such a matching process difficult.

The following companies were included in the Custom Insurance Group:

AEGON USA, Inc.	Health Net
Aetna Inc.	Humana Inc.
Alfa Corporation	Kaiser Permanente
American Family Insurance Group	Liberty Mutual Insurance Group
American International Group, Inc.	Lincoln National Corporation
American National Insurance Company	Mercury Insurance
American United Life Insurance Co	Metropolitan Life Insurance Company
Aon Corporation	Nationwide Insurance Companies
Arkansas Blue Cross and Blue Shield	The Northwestern Mutual Life Insurance Company
The Auto Club Group—Michigan	Pacific Life Insurance Co.
Blue Cross and Blue Shield of South Carolina Blue Cross Blue Shield of Kansas City	Pennsylvania National Mutual Casualty Insurance Company
Blue Shield of California	PMA Capital Corporation
The Chubb Corporation	The PMI Group, Inc.
CIGNA Corporation	Protective Life Corporation
CNA Financial Corporation	SAFECO Corporation
Coventry Health Care	Sentry Insurance
Fireman’s Fund Insurance Company	State Farm Insurance Companies
The Hartford Financial Services Group, Inc.	Wellpoint, Inc.

The Custom Insurance Group analysis compared the compensation of Unitrin’s Chief Executive Officer and its operating company presidents with the compensation for comparable positions at companies within the Custom Insurance Group. The Company ranked at the 30th percentile of the Custom Insurance Group based on total assets. Because compensation levels are generally correlated to company size and the Company is smaller than the median of the companies in the Custom Insurance Group, the Committee determined that it would be helpful to reference compensation data that were based on approximately the same percentile ranking as company size. Long-term incentives were annualized and valued using Hewitt’s valuation methodology.

The Compensation Committee utilized the benchmarking data as a test of the reasonability of the compensation paid to the Company’s Chief Executive Officer, other executive officers, and operating company presidents. In evaluating the benchmarking data, the Compensation Committee did not follow a rigid process, establish specific pay objectives in evaluating the benchmarking data (such as, for example, targeting different elements of compensation at the median), or utilize the data as part of specific formulas when making compensation determinations for these executives. Instead, the benchmarking data were subjectively considered by the Compensation Committee as one point of reference in its deliberations on compensation levels for these executives, along with other factors such as Company performance, individual performance and the Company’s compensation philosophy and objectives.

The Compensation Committee considered the benchmarking analysis as a means of identifying any outliers and determining whether the levels of compensation provided to the Chief

Executive Officer, other executive officers, and operating company presidents are within appropriate ranges in comparison to comparable companies. The Compensation Committee believes that the Company’s executive compensation program is fair, competitive with marketplace practices and effective in enhancing shareholder value.

Annual Determination of Specific Compensation

The determination of the specific amount of salary, participation level for cash bonus awards and size of equity-based grants for a particular executive officer depends in substantial part on the nature and scope of the responsibilities of the individual’s job and the quality and impact of the individual’s performance and contributions.

Salary

2009 Program

In determining the amount of base salary for the Chairman for 2009, the Compensation Committee considered Mr. Vie’s performance in his role as executive Chairman. The Committee determined that his compensation package was appropriate in light of these considerations.

In determining the amount of base salary for the Chief Executive Officer for 2009, the Compensation Committee gave substantial consideration to Mr. Southwell’s performance of his responsibilities as the Company’s Chief Executive Officer, to the particular challenges he faced in running the Company in the difficult 2009 economic environment, and to the Company’s performance under his leadership. The Committee also took into account the other components of Mr. Southwell’s total compensation and the benchmarking analysis provided by Hewitt.

The Committee reviewed in detail Mr. Southwell’s total compensation package (base compensation, annual bonus, long-term incentives, benefits and perquisites and potential change-of-control payments), as well as data on his stock ownership, the value of equity received from the Company’s long-term incentive plans and available benchmarking information. The Committee determined that Mr. Southwell’s compensation package satisfied its compensation policy for the chief executive officer which emphasizes longer-term incentives and de-emphasizes perquisites and change-of-control payments.

In reviewing the amount of base salary for each of the other executive officers for 2009, the Compensation Committee considered the recommendations made by the Chief Executive Officer based on his assessment of the individual’s job performance and contributions, relevant benchmarking analysis, and observations of the Committee with respect to the individual’s job performance. The executive officer performance assessments were subjective and did not entail measurement against specific goals or other objective factors.

As previously noted, the 2009 executive compensation program approved by the Compensation Committee incorporated a shift in the mix of pay components provided to the

Company’s executive officers. For 2009, the Compensation Committee reduced the annual base salaries for Messrs. Southwell and Vie from the levels in effect for 2008 and maintained the annual base salaries for Messrs. Draut, Renwick and Roeske. Mr. Southwell’s salary was reduced from $1,000,000 to $900,000, and Mr. Vie’s salary was reduced from $900,000 to $800,000. These salary decisions were based, in large part, on the effects on the Company of the country’s financial crisis at that time, and, for Mr. Southwell, the increased focus on compensation based on performance and longer-term goals under the new program adopted for 2009.

2010 Program

In November 2009, Mr. Vie announced his intention to retire as an employee and executive officer of the Company and to step down as Chairman of the Board of Directors, effective December 31, 2009. Mr. Vie retired as planned on January 1, 2010 and no longer receives a salary or other employee-based compensation from the Company other than retirement benefits. Mr. Vie is entitled to receive benefits under the Company’s tax-qualified defined benefit pension plan (for which all full-time salaried employees hired before 2006 are eligible), which include his benefits under the former United Insurance Company of America Pension Plan for Management and Clerical Employees. These benefits are quantified and described in more detail below under the heading “Retirement Plans,” beginning on page 60. In addition, Mr. Vie is entitled to participate in a former program that offered retiree group health and life insurance coverage to eligible retirees of United Insurance Company of America. Mr. Vie continues to serve as a member of the Board of Directors, and is entitled to compensation for his Board service in accordance with the Company’s non-employee director compensation program, which is described in detail below under the heading “Director Compensation,” beginning on page 70.

At its meetings in November 2009 and February 2010, the Compensation Committee deliberated with regard to Mr. Southwell’s compensation package for 2010. The Committee reviewed and considered multi-year comparative compensation summary for Mr. Southwell that had been provided by Hewitt at its November 2009 meeting. Following its review and discussion of the comparative summary and Mr. Southwell’s historical compensation data and his responsibilities, accomplishments and goals, the Compensation Committee decided to restore Mr. Southwell’s annual base salary to its 2008 level, from $900,000 to $1,000,000 for 2010, in light of the Company’s strong financial recovery during 2009. This decision also recognizes Mr. Southwell’s promotion to Chairman of the Board and the additional responsibilities inherent in that position. The Compensation Committee did not approve 2010 salary increases for Messrs. Draut, Renwick or Roeske. Their annual base salaries for 2010 were instead set at their respective rates in effect for 2009, which were also the rates in effect for 2008.

Performance Incentive Plan Awards

At its meeting in February 2009, the Compensation Committee adopted the 2009 Performance Incentive Plan (“Performance Incentive Plan”) and granted annual and multi-year awards thereunder to the Named Executive Officers other than Mr. Vie. The

Compensation Committee had discontinued Mr. Vie’s eligibility for participation in the Company’s bonus program beginning in 2007, following the relinquishment of his duties as Chief Executive Officer.

The Performance Incentive Plan is a cash incentive program used to motivate and reward eligible executives of the Company and its subsidiaries, and provides for annual incentive awards (“Annual PIP Awards”) tied to annual performance objectives and multi-year incentive awards (“Multi-Year PIP Awards”) tied to longer-term performance objectives (collectively “Annual and Multi-Year PIP Awards”). The Compensation Committee makes a selection of the specific performance criteria applicable to Annual and Multi-Year PIP Awards for a particular year from a range of performance indicators set forth in the Performance Incentive Plan. Once established by the Compensation Committee, the performance criteria for a particular year cannot be changed by the Compensation Committee or the Company.

2009 Performance Incentive Plan Awards

Payouts under the 2009 Annual PIP Awards granted to the Named Executive Officers were made in February 2010. The determination of any payouts under the 2009 Multi-Year PIP Awards granted to the Named Executive Officers will be made in early 2012, following the three-year performance period that ends on December 31, 2011. For each of the 2009 Annual PIP Awards and Multi-Year PIP Awards granted to the Named Executive Officers, the Compensation Committee established threshold, target and maximum performance levels. The threshold level is the minimum level of performance that must be met before a payout may occur. The threshold level is set at half of the target level, and the maximum level is set at twice the target level. The bar for the threshold level is set high so that mediocre performance will not be rewarded, and the maximum level is set high to encourage excellence and reward superior performance, while at the same time placing a reasonable limit on the size of the potential payout.

When granted, each award was assigned a target bonus percentage representing a percentage of the recipient’s annual base salary (“Target Bonus Percentage”). For 2009 Annual PIP Awards, annual base salary is the recipient’s base salary in effect as of April 1, 2009. For 2009 Multi-Year PIP Awards, the base salary is the average of the recipient’s base salary in effect as of April 1 during each of 2009, 2010 and 2011. The Compensation Committee adopted the following Target Bonus Percentages for each of the 2009 Annual and Multi-Year PIP Awards for the following Named Executive Officers: 50% for Mr. Southwell; 40% for Mr. Draut; 40% for Mr. Renwick; and 30% for Mr. Roeske.

The performance criteria for the 2009 Annual PIP Awards granted to the Named Executive Officers were based on growth of insurance premiums and auto finance revenues and profit margins. The performance criteria for the 2009 Multi-Year PIP Awards granted to the Named Executive Officers were based on compound annual growth rate (as defined below) and return on average shareholders’ equity over the three-year performance period. However, only half of the Annual PIP Award and the Multi-Year PIP Award granted to Mr. Draut was based on such performance criteria. The other half of each of these awards was based on performance criteria consisting of financial measures applicable to Fireside Bank, due to his role as Group Executive for Fireside Bank. For Mr. Draut’s Annual PIP Award, the performance criterion applicable to Fireside Bank was based on a multiplier that is inversely related to the net charge-off of automobile loan receivables for 2009. For Mr. Draut’s Multi-Year PIP Award, the performance criterion applicable to Fireside Bank was based on the amount of Fireside Bank’s capital that is expected to be returned to the Company, as measured by the capital returned to the Company from Fireside Bank over the three-year performance period and the amount of capital retained by Fireside Bank as of December 31, 2011.

2009 Annual PIP Awards—Performance Results and Payouts

The performance metrics of the 2009 Annual PIP Awards granted to the eligible Named Executive Officers were designed to take into account the Company’s business plans, which required scaling back growth to conserve existing capital and to increase profitability targets to build additional capital. The performance criteria for these 2009 Annual PIP Awards were integrated into a performance matrix, with Profit Margin as the X axis and Premium and Auto Finance Revenue Growth as the Y axis (“Annual 2009 Corporate Performance Matrix”). Profit Margin was defined as Net Income from Operations divided by Premium and Auto Finance Revenues. Premium and Auto Finance Revenue Growth was defined as the percentage change in Premium and Auto Finance Revenues in 2009 from such revenues in 2008. For Mr. Draut, half of his 2009 Annual PIP Award was based on performance criteria related to the Annual 2009 Corporate Performance Matrix, and half was based on a performance metric applicable to Fireside Bank, as previously noted.

At its meeting in February 2010, the Compensation Committee certified the performance results for 2009 Annual PIP Awards to the Named Executive Officers in accordance with the Performance Incentive Plan. The actual 2009 financial performance results applicable to the 2009 Corporate Performance Matrix were Premium and Auto Finance Revenue Growth rate of -2.04% and Profit Margin of 5.88%. The actual 2009 financial performance result applicable to the Fireside Bank performance metric was $97 million of net charge-off of automobile loan receivables for 2009.

In determining the payout for each award, the actual performance results for the performance period were compared to the Annual 2009 Corporate Performance Matrix for such period to determine a target multiplier percentage (“Target Multiplier”). For performance between points on the Annual 2009 Performance Matrix, the Target Multiplier was interpolated on a straight-line basis. The Target Multiplier for 2009 Annual PIP Awards derived from the Annual 2009 Corporate Performance Matrix was determined to be 121.8%, and was applied against the Target Bonus Percentage and applicable base salary for each of Messrs. Southwell, Renwick and Roeske to arrive at their respective payout amounts. In addition, in the case of Mr. Draut, a Target Multiplier was determined to be 200% for the portion of his award based on actual results of the Fireside Bank performance metric. An overall weighted Target Multiplier was then determined to be 160.9% by giving equal weight to the Target Multiplier of 121.8% for the portion of his award that was based on the Annual 2009 Corporate Performance Matrix, and the Target Multiplier of 200% for the portion of his award based on the Fireside Bank performance criterion. The payout for Mr. Draut was then determined by applying his weighted Target Multiplier to his Target Bonus Percentage and applicable base salary.

The calculation of the amounts paid to the Named Executive Officers in February 2010 under the 2009 Annual PIP Awards (as described above) is presented in the following table:

Performance Results—2009 Annual PIP Awards

Name	Source Used to Determine Target Multiplier	Target Bonus Percentage	Weightings Assigned to Target Bonus Percentage	Weighted Target Bonus Percentage (AxB)	Target Multiplier	Award Percentage (CxD)	Base Salary in Effect as of April 1, 2009	Final Cash Payout under 2009 Annual PIP Award (ExF)
		A (%)	B (%)	C (%)	D (%)	E (%)	F ($)	G ($)

Donald G. Southwell	Annual 2009 Corporate Performance Matrix	50	100	50	121.8	60.9	900,000	548,100

Eric J. Draut	Annual 2009 Corporate Performance Matrix	40	50	20	121.8	24.4	800,000	194,880
	Fireside Bank’s 2009 Performance Criteria		50	20	200.0	40.0		320,000

Richard C. Vie	Not Applicable	—	—	—	—	—	—	—

Scott Renwick	Annual 2009 Corporate Performance Matrix	40	100	40	121.8	48.7	530,000	258,216

Richard Roeske	Annual 2009 Corporate Performance Matrix	30	100	30	121.8	36.5	320,000	116,928

2009 Multi-Year PIP Awards – Performance Results

The performance criteria for the 2009 Multi-Year PIP Awards for the Named Executive Officers other than Mr. Draut were established in a matrix (“Multi-Year 2009 Performance Matrix”) with Return on Equity as the X axis and Consolidated Revenue Growth as the Y axis. In the case of Mr. Draut, as previously noted, half of his 2009 Multi-Year PIP Award is based on these performance measures, and half of his award is based on a Fireside Bank financial measure. Definitions of the relevant terms for the Multi-Year 2009 Performance Matrix are shown in the following table:

Term	Definition
Consolidated Revenue Growth

Three-year compound annual growth rate, calculated as

[(A/B)1/3-1], where:

A = Total Revenues excluding Net Realized Gains (Losses) on Sales of Investments and Net Impairment Losses Recognized in Earnings to be reported in the Company’s Annual Report on Form 10-K for the year ending on December 31, 2011

B = Total Revenues excluding Net Realized Gains (Losses) on Sales of Investments and Net Impairment Losses Recognized in Earnings as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008

Return on Equity	Return on average shareholders’ equity, computed by dividing the sum of GAAP Net Income as or to be reported in the Company’s Annual Reports on Form 10-K for each of the three years in the three-year period ending on December 31, 2011 by the sum of the Average Shareholders’ Equity for each of the three years

Average Shareholders’ Equity	Simple average of Total Shareholders’ Equity as or to be reported in the Company’s applicable Annual Reports on Form 10-K at the beginning and the end of year for each year in the three-year performance period ending on December 31, 2011

The performance cycle for the 2009 Multi-Year PIP Awards covers the three-year period that began on January 1, 2009 and that will end on December 31, 2011. As such, the determination of any payouts for the 2009 Multi-Year PIP Awards will be determined in early 2012.

2010 Performance Incentive Awards

In February 2010, the Compensation Committee granted 2010 Annual and Multi-Year PIP Awards to the Named Executive Officers other than Mr. Vie. For these 2010 awards, the Company’s performance metrics were recalibrated modestly to continue the emphasis on building capital by increasing operating margins while slowing down growth rates and/or exiting businesses. The performance metrics for the 2010 Annual and Multi-Year PIP Awards granted to Mr. Draut are based exclusively on corporate performance, as is the case with the 2010 awards to the other Named Executive Officers, unlike the 2009 Annual and Multi-Year PIP Awards granted to Mr. Draut, which were based in part on Fireside Bank performance criteria.

Discretionary Bonuses

In connection with Mr. Vie’s November 2009 announcement of his plan to retire at the end of 2009, the Compensation Committee determined it appropriate to consider whether to grant Mr. Vie a special retirement compensation package. The Compensation Committee considered Mr. Vie’s exemplary service to the Company in a variety of roles over a period of almost twenty years, including a fourteen-year tenure as its Chief Executive Officer, and an eleven-year tenure as Chairman of its Board of Directors, and the many substantial contributions that Mr. Vie had made to the Company’s success since its formation in 1990. Following its deliberations and discussions on this subject, the Compensation Committee determined that it was appropriate to recognize and reward Mr. Vie for his exemplary service during his long tenure with the Company. Therefore, the Compensation Committee approved a special one-time service recognition award to Mr. Vie in the amount of $800,000, which was paid to him in a lump sum before December 31, 2009, as well as the provision of office facilities and secretarial support upon his retirement during normal business hours for all matters relating to his ongoing service as a director of the Company and for reasonable amounts of personal business.

Equity-Based Compensation

Equity-based compensation has been, and continues to be, an integral part of the Company’s executive compensation program. The Compensation Committee pays close attention to share retention resulting from the exercise of option awards previously granted to the Company’s executive officers, and includes share retention as one of the factors considered in determining the appropriate award level for new equity grants. However, the Committee does not utilize formulas in making such determinations, other than to assess compliance with its Stock Ownership Policy (“Stock Ownership Policy”) as described below. The Committee believes that the Company’s stock option program has played the principal role in the acquisition of significant levels of Company stock held by its executive officers, thereby better aligning the interests of the Company’s management and shareholders. While the program historically included primarily stock options, it was modified in 2009 to incorporate performance-based restricted stock, as previously noted.

In considering the number of equity-based shares to award to a particular executive officer, the Compensation Committee also takes into account the Chief Executive Officer’s and its own subjective evaluations as to the individual’s ability to influence the long-term growth and profitability of the Company, given his or her particular job responsibilities. In light of his overall responsibility for the Company’s operations and financial results, the Chief Executive Officer would ordinarily be deemed to have the greatest ability to influence the long-term growth and profitability of the Company.

The Compensation Committee ended Mr. Vie’s participation in the Company’s equity compensation program in 2007, after considering his more limited role as the Company’s executive Chairman, the prior option grants he had been awarded during his fourteen-year tenure as Chief Executive Officer and in previous positions with the Company and his current stockholdings in the Company.

The 2009 executive compensation program included a revised mix of equity-based compensation which includes performance-based restricted stock and stock options without the restorative option feature. The size of the equity-based compensation awards granted in 2009 by the Compensation Committee to each of the Named Executive Officers was determined using the following methodology. The size of the equity-based compensation awards granted to each such officer in 2008 was used to determine stock option equivalents, with one stock option share granted in 2008 equal to one stock option equivalent. Each Named Executive Officer received a stock option award in 2009 in the amount of one half of his stock option equivalents, except that the 2009 award to the Chief Executive Officer also included an additional 50,000 option shares above this amount, based principally on the Compensation Committee’s decision to reduce his base salary and shift the value to stock options. With regard to the other half of the stock option equivalents, each Named Executive Officer was granted performance-based restricted stock at the rate of one share of restricted stock for every five stock option equivalents.

Performance-Based Restricted Stock

The performance-based restricted stock awards granted to the Named Executive Officers on February 3, 2009 were made under the Restricted Stock Plan. Under the terms of the Restricted Stock Plan, shares of Restricted Stock may be voted and are entitled to receive dividends on the same basis as all other outstanding shares of Common Stock.

These performance-based restricted stock awards are subject to forfeiture and transfer restrictions until vesting on the third anniversary of the grant date in accordance with the award agreements. The determination of vesting will be based on the Company’s total shareholder return over a three-year performance period ending on December 31, 2011 relative to a peer group comprised of companies in the S&P Supercomposite Insurance Index (“Peer Group”). The award agreements provide for grants of additional shares of restricted stock to the award recipient if the Company’s relative performance exceeds the “target” performance level, which is the 50th percentile based on total shareholder return (“TSR”) relative to the Peer Group (“Relative TSR Percentile Rank”). The number of performance-based restricted stock shares granted to each Named Executive Officer on February 3, 2009 (“Target Shares”) that will vest, and the number of additional shares, if any, that will be granted on the Vesting Date (“Additional Shares”), will be determined in accordance with the following table:

Unitrin’s Relative TSR Percentile Rank	Total Shares to Vest (or to be Granted) on Vesting Date as Percentage of Target Shares
90th or Higher	200%
75th	150%
50th	100%
25th	50%
Below 25th	0%

For performance falling between the percentile levels specified in the first column of the table, the number of shares that will vest and the number of Additional Shares, if any, that will be granted on the Vesting Date will be determined by straight-line interpolation from the percentages specified in the table. Any Target Shares that do not vest in accordance with the table above will be forfeited on the Vesting Date. Any Additional Shares granted in accordance with the table above will be time-based shares of restricted stock with a vesting date set at the three-month anniversary of the date such Additional Shares are granted. Under the terms of the Restricted Stock Plan, all outstanding shares of restricted stock may be voted and are entitled to receive dividends on the same basis as all other outstanding shares of Common Stock.

The February 3, 2009 grant date fair values of the performance-based restricted stock was estimated at $14.04 per share based upon the Monte Carlo simulation method used on a basis consistent with the fair value measurement objective of FASB Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. The Monte Carlo simulation model produces a risk-neutral simulation of the daily returns on the common stock of the Company and each of the other companies included in the Peer Group. Returns generated by the simulation depend on the risk-free interest rate used and the volatilities of, and the correlation between, these stocks. The model simulates stock prices and dividend payouts to the end of the three-year performance period. Total shareholder returns are generated for each of these stocks based on the simulated prices and dividend payouts. The total shareholder returns are then ranked, and the Company’s simulated ranking is converted to a payout percentage based on the terms of the performance-based restricted stock awards. The payout percentage is applied to the simulated stock price at the end of the performance period, reinvested dividends are added back, and the total is discounted to the valuation date at the risk-free rate. This process is repeated approximately ten thousand times, and the grant date fair value is equal to the average of the results from these trials, which is intended to represent the probable outcome of the performance conditions.

Restorative Options

In connection with its 2009 compensation program review, the Compensation Committee conducted a historical and prospective review and analysis of the restorative option feature of the Company’s stock option program. At its meeting in February 2009, the Compensation Committee amended the 2002 Stock Option Plan and the 1995 Nonemployee Director Option Plan to eliminate the restorative option feature prospectively. Although the Compensation Committee believed that the restorative option program had been a key component of the Company’s stock option plans and was successful in achieving the Committee’s objective of having executive officers acquire and hold significant levels of the Common Stock, the Compensation Committee noted the general decline in the use of restorative option programs by other companies over recent years, considered the advantages and disadvantages of the program for the Company, and decided to end the Company’s restorative option program in 2009.

New option awards made on or after February 3, 2009 do not include the restorative option feature. Restorative options may still be granted in connection with the exercise of outstanding options granted before February 3, 2009 and restorative options relating to such grants, if and when the following eligibility requirements are met: (i) the expiration date of the underlying option must be at least six or twelve months (depending on the applicable grant agreement) beyond the date of exercise; and (ii) for options granted on or after February 1, 2006, the share price on the exercise date must meet the appreciation requirement set forth in the applicable grant agreement.

2010 Equity Grants

In February 2010, the Compensation Committee granted performance-based restricted stock and stock options awards to each Named Executive Officer identical in number and vesting terms to their respective awards received in 2009, as described above.

Stock Ownership Policy

Consistent with its fundamental executive compensation principles, Company philosophy has always encouraged long-term ownership of the Common Stock by its executive officers. Since 2006, the Company has maintained its Stock Ownership Policy, which applies to the Company’s non-employee directors and executive officers. Non-employee directors are required to maintain, at a minimum, ownership of the lesser of 2,000 shares or the number of shares valued at three times the amount of their annual retainer for board service, not including fees paid for committee service and meeting attendance. The Chief Executive Officer is required to maintain, at a minimum, ownership of the lesser of 50,000 shares or the number of shares valued at three times his annual base salary. Each Vice President is required to maintain, at a minimum, ownership of the lesser of 5,000 shares or the number of shares valued at such officer’s annual base salary.

More importantly, as noted above, the Compensation Committee closely monitors shareholdings by executive officers and expects them to substantially exceed the formal minimums set forth in the policy. The shareholdings of each of the Named Executive Officers exceeded the minimum levels required under the policy as of December 31, 2009. The number of shares of the Common Stock held by each Named Executive Officer as of March 12, 2010 as are follows: Southwell (150,806); Draut (118,961); Vie (217,876); Renwick (59,614); and Roeske (56,795).

In addition, pursuant to the Stock Ownership Policy, each grant agreement for an award granted to an executive officer under one of the Company’s equity-based compensation plans after January 31, 2006 imposes a holding period of one year for shares of Common Stock acquired in connection with the exercise of stock options or the vesting of restricted stock, with the exception of shares sold, tendered or withheld to pay the exercise price or settle tax liabilities in connection with such exercise or vesting.

Equity-Based Compensation Granting Process

The Compensation Committee follows an established Company process for the review, approval and timing of grants of equity-based compensation. The Compensation Committee believes that non-discretionary timing is necessary for effective operation of the Company’s long-term incentive program, and insists that, with the exceptions noted below, all original equity-based compensation awards occur at predictable cycles, with grant dates scheduled in advance. The Company’s practice with regard to timing of equity-based compensation grants is the same for all eligible employees of the Company, including the executive officers.

The Compensation Committee’s predominant practice is to approve equity-based compensation awards at the same time each year at its regular meeting in late January or early February. The dates of regular Board and Board committee meetings in a given year, and hence the dates of annual equity-based compensation grants, are typically set in advance by the Board in the middle of the preceding year. Each restricted stock grant, and each option grant other than a restorative option grant (as discussed below), is effective on the date that the grant is specifically approved by the Compensation Committee, and the exercise price for each option share granted is the closing price of a share of Common Stock on the effective date.

The Board of Directors has delegated authority to the Chief Executive Officer to grant up to an aggregate total of 100,000 option shares under the 2002 Stock Option Plan in connection with new hires or employee promotions, and up to an aggregate total of 50,000 shares of restricted stock under the Restricted Stock Plan in connection with new hires, provided that such awards are not made to himself or any Section 16 Officer. A total of 65,000 stock option shares and 10,500 restricted stock shares have been awarded under the delegated authority since 2002. The exercise price of stock option awards granted under the delegated authority is the closing price of a share of Common Stock on the grant date. The Compensation Committee is informed periodically about the awards granted pursuant to the delegated authority.

As mentioned above, the Company’s restorative option program was discontinued for all new stock option awards granted beginning in 2009. However, outstanding options granted prior to 2009 did include the restorative option feature. Accordingly, restorative option grants will continue to be granted automatically under these options until their final expiration or forfeiture. As discussed in more detail in the narrative under the caption “Grants of Plan-Based Awards” that begins on page 53, under certain circumstances, the Company’s stock option plans provide for automatic grants of restorative options (“Restorative Options”) to replace shares of previously-owned Common Stock that an exercising option holder surrenders, either actually or constructively, to satisfy the exercise price and/or tax withholding obligations relating to the exercise of the underlying option (“Underlying Option”), so long as certain requirements are met at the time of exercise. Each Restorative Option is granted automatically at the time of the exercise of the Underlying Option. As Restorative Options are granted automatically under the express terms of the option plans and the individual option agreements previously approved by the Compensation Committee, they are deemed to have been approved by the Compensation Committee on their grant dates.

In making his annual option grant recommendations to the Compensation Committee, the Chief Executive Officer follows the established option grant cycle, with the limited exception of infrequent, off-cycle option grants made in connection with key new hires or promotions which may be made with Compensation Committee approval or under the delegated authority mentioned above. The Company’s executive officers play no role in the timing of option grants except with regard to such new hire or promotion awards (the timing of which is driven by the particular circumstances of the underlying personnel action), and to Restorative Option grants received by an executive officer (the timing of which is determined by the option holder when he or she decides to exercise the Underlying Option).

Ongoing administration of the Company’s equity-based compensation plans is performed by the Company. Following Compensation Committee approval, the Company promptly delivers stock option and restricted stock agreements for signature by the option recipients. All forms of stock option and restricted stock agreements are approved by the Compensation Committee in advance of their initial use.

Perquisites

Consistent with the Company’s fundamental approach to executive compensation, executive officers receive a few, modest perquisites from the Company. Perquisites received by the Named Executive Officers include eligibility for annual physical examinations at the Company’s cost, payment for spousal travel when accompanying the officer to occasional off-site business meetings when required for bona fide business reasons in accordance with Company policy, and incidental personal use of cell phones, PDAs, computer equipment and other resources provided primarily for business purposes. The Company does not provide the Named Executive Officers with certain other commonly provided personal benefits or perquisites, such as country club memberships, financial planning or tax preparation services, personal use of Company-provided automobiles, or use of private airplanes for business or personal travel.

Employee Benefit Plans

The Named Executive Officers are eligible for employee welfare benefits under plans that are available generally to all full-time salaried employees and which do not discriminate in scope, terms or operation in favor of executive officers. Under these plans, the Named Executive Officers:

•

Receive at the Company’s cost basic life and accident insurance coverage in an amount equal to the individual’s annual base salary up to a maximum of $400,000, business travel insurance in an amount based on the individual’s annual base salary up to a maximum of $200,000, and short-term disability coverage for up to 26 weeks; and

•

Are eligible to participate in the Company’s employee welfare benefit plans that provide typical offerings such as health and dental insurance, health and dependent care reimbursement accounts, supplemental life, accident and long-term disability insurance.

Deferred Compensation Plans

The Named Executive Officers are eligible under the Unitrin, Inc. Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”) to elect to defer a portion of their cash salaries and bonuses. Information about the Company’s Deferred Compensation Plans in general, and more specific information about participation therein by the Named Executive Officers, is provided in the Executive Compensation section below in the narrative discussion to the NONQUALIFIED DEFERRED COMPENSATION table.

Retirement Plans

The Named Executive Officers are generally eligible for the following plans:

•

Tax-qualified defined benefit pension plan (“Pension Plan”) applicable to all full-time salaried employees hired prior to 2006, including executive officers, meeting age and service-based eligibility requirements (such employees hired beginning in 2006 are instead eligible for the Company’s Defined Contribution Retirement Plan—“DC Plan”);

•	Non-qualified supplemental defined benefit pension plan (“SERP”) available to key employees, including executive officers, so designated annually by the Board of Directors; and

•

Voluntary 401(k) plan participation which includes a Company matching contribution feature offered to all full-time salaried employees, including executive officers, meeting age and service-based eligibility requirements.

Additional information about the Company’s retirement plans and participation therein by the Named Executive Officers is provided in the Executive Compensation section below in the narrative discussions to the PENSION BENEFITS table.

Other Post-Employment Compensation

Change-in-control benefits applicable to the Named Executive Officers are described in more detail below under the section entitled “Potential Payments Upon Termination or Change in Control.” These benefits are provided under individual severance agreements with the Named Executive Officers, and provisions in their stock option and restricted stock agreements which are included in agreements with all grant recipients under these equity-based compensation plans. The Named Executive Officers are not entitled to other post-termination benefits except pursuant to the standard provisions of any of the plans discussed above.

Impact of Accounting and Tax Regulations

Compensation-related plans have been and may be amended from time to time to accommodate changes in tax and accounting rules. To the extent practicable and consistent with the objectives and underlying philosophy of its executive compensation program, the Company generally intends executive compensation to qualify as tax deductible for federal income tax purposes. The Employee Stock Option Plans, the Restricted Stock Plan and the Performance Incentive Plan have been designed to enable the Company to grant awards thereunder that qualify as performance-based compensation under Section 162(m) of the

Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (“Internal Revenue Code”). The Company has obtained shareholder approval of such plans and/or the material terms thereof that relate to performance criteria, as required pursuant to Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

Section 162(m) imposes an annual limit of $1 million per person on the corporate tax deduction for compensation paid by a public company to its chief executive officer and the other officers listed in the Summary Compensation Table of the company’s proxy statement other than its chief financial officer. Although Section 162(m) generally disallows a tax deduction to the Company for compensation in excess of $1 million paid to each such Named Executive Officer, certain performance-based compensation (“Performance-Based Compensation”) is specifically exempt from the $1 million deduction limit.

All outstanding stock options that have been granted to the Company’s Named Executive Officers through February 2010 qualify as Performance-Based Compensation that is exempt from the deduction limitation of Section 162(m). The Company expects that the Annual and Multi-Year PIP Awards and the performance-based restricted stock awards granted to the Named Executive Officers in 2009 and 2010 will qualify as Performance-Based Compensation under Section 162(m). A discretionary bonus, such as the service recognition award paid to Mr. Vie in 2009, is not considered Performance-Based Compensation. As a result, the Company is not allowed a tax deduction for $625,000 of Mr. Vie’s 2009 compensation. In addition, dividends paid on unvested restricted stock do not qualify as Performance-Based Compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS OF UNITRIN, INC.

James E. Annable—Chairman	Julie M. Howard *
Douglas G. Geoga	Wayne Kauth

*	Ms. Howard became a member of the Compensation Committee on February 3, 2010.

EXECUTIVE OFFICER COMPENSATION AND BENEFITS

SUMMARY COMPENSATION TABLE FOR 2009

The following table shows the 2009 compensation for the Named Executive Officers, which include the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers serving during the year ended December 31, 2009.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Donald G. Southwell	2009	925,000	—	210,600	375,722	548,100	243,989	7,350	2,310,761
Chairman, President and Chief Executive Officer	2008 2007	987,500 937,500	— —	— —	715,470 1,523,712	149,000 240,350	280,518 360,826	6,900 6,750	2,139,388 3,069,138

Eric J. Draut	2009	800,000	—	105,300	112,717	514,880	171,139	7,350	1,711,386
Executive Vice President and Chief Financial Officer	2008 2007	775,000 687,500	— —	— —	357,735 866,499	119,200 177,100	156,131 234,410	6,900 6,750	1,414,966 1,972,259

Richard C. Vie	2009	825,000	800,000	—	—	—	73,131	7,350	1,705,481
Retired Chairman (effective 1/1/10)	2008 2007	900,000 925,000	— —	— —	— 1,959,059	— —	35,235 197,683	6,900 6,750	942,135 3,088,492

Scott Renwick	2009	530,000	—	42,120	45,087	258,216	157,677	7,350	1,040,450
Senior Vice President, General Counsel and Secretary	2008 2007	520,000 480,000	— —	— —	143,094 377,884	78,970 123,970	176,073 228,453	6,900 6,750	925,037 1,217,057

Richard Roeske	2009	320,000	—	21,060	22,543	116,928	54,860	7,350	542,741
Vice President and Chief Accounting Officer	2008 2007	312,500 282,500	25,000 50,000	— —	71,547 166,934	— —	43,780 57,685	6,900 6,750	459,727 563,869

(1)	The amounts included in the “Salary” column represent base salary earned for each of years 2009, 2008 and 2007. Pursuant to the Company’s regular compensation cycle, salary adjustments for any particular year take effect on April 1 of such year. As a result, for any year in which an individual officer’s salary was increased or decreased, one quarter of the amount of salary shown for such year was earned at the rate in effect for the prior year and three quarters of the amount shown was earned at the new rate implemented for such year. None of the Named Executive Officers elected to defer compensation earned in such years under the Deferred Compensation Plan. See the narrative discussion below under the caption “Deferred Compensation Plan” for more information about the plan.

(2)	The amounts included for Mr. Roeske in the “Bonus” column represent discretionary cash bonuses for 2008 and 2007 that were paid in 2009 and 2008, respectively. As the Company’s principal accounting officer and controller, Mr. Roeske was not eligible for bonuses under the Incentive Bonus Plan that was in effect in 2008 and 2007. Mr. Roeske is eligible to participate in the Performance Incentive Plan and was awarded a 2009 bonus thereunder that is reported in the column entitled “Non-Equity Incentive Plan Compensation.”

(3)	The amounts included in the “Stock Awards” column represent the aggregate grant date fair values of the 2009 performance-based restricted stock awards granted under the Company’s Restricted

Stock Plan to the designated Named Executive Officers, as calculated in accordance with ASC Topic 718. A Monte Carlo simulation method was used to estimate the fair values of the awards on the grant date, as described below in the section captioned “Grants of Plan-Based Awards,” based on the probable outcome of the performance conditions to which the awards are subject. Under ASC Topic 718, each of these performance-based restricted stock awards is considered to be an equity-based award with a market condition which has a single grant date fair value that takes into account the economic effect of the market condition and all the possible outcomes associated with that market condition. Based on the simulation, the grant date fair value of the performance-based restricted stock granted on February 3, 2009 was determined to be $14.04 per share. If achievement of the performance conditions at the maximum performance level is assumed, the aggregate value of the performance-based restricted stock awards granted to each Named Executive Officer would be $406,500 for Mr. Southwell, $203,250 for Mr. Draut, $81,300 for Mr. Renwick, and $40,650 for Mr. Roeske, based on the maximum number of shares that could be issued for performance at or above the maximum performance level and the closing price of $13.55 per share of the Common Stock on the grant date.

For a discussion of valuation assumptions, see Note 13 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. These shares of performance based restricted stock are subject to forfeiture and transfer restrictions until they vest in accordance with their respective grant agreements.

(4)	The amounts included in the “Option Awards” column represent the aggregate grant date fair values of the stock option awards granted to the designated Named Executive Officers, as calculated in accordance with ASC Topic 718. The Black-Scholes option pricing model was used to estimate the fair value of each option (including its tandem stock appreciation right) on the grant date. For a discussion of valuation assumptions, see Note 13 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Awards granted in 2009 are listed below in the GRANTS OF PLAN-BASED AWARDS table. All options in this column were granted pursuant to the Company’s 2002 Stock Option Plan. Grants awarded in 2008 and 2007 include automatic grants of Restorative Options. All grants awarded under the 2002 Stock Option Plan are coupled with tandem stock appreciation rights. For further information about Restorative Options and stock appreciation rights, see the narrative discussion under the caption “Grants of Plan-Based Awards” in the next section below.

(5)	The amounts included in the “Non-Equity Incentive Plan Compensation” column represent performance incentive awards earned under the Company’s Performance Incentive Plan for 2009 Annual PIP Awards, which were paid in 2010, and under the Company’s predecessor plan, Incentive Bonus Plan for 2008 and 2007, which were paid in 2009 and 2008, respectively.

(6)	Except for Mr. Vie, the amounts included in this column represent the change in pension value for each Named Executive Officer under the Company’s Pension Plan and SERP as of December 31 of 2009, 2008 and 2007 from the value at the end of the prior calendar year. For Mr. Vie, the amount shown for 2009 includes a “change in pension value” of $72,043 and “preferential or above-market” earnings of $1,088 on his deferred compensation balance in the Deferred Compensation Plan. The “change in pension value” takes into account an in-service withdrawal by Mr. Vie of his employee contributions under the United Insurance Company Plan, with interest, in the aggregate amount of $190,964, as reported in the PENSION BENEFITS table on page 61. “Preferential or above-market earnings” is defined under applicable SEC rules as the amount of the total annual earnings for 2009 credited to the Named Executive Officer’s account under the plan in excess of 5.02%, which is 120% of the long-term Applicable Federal Rate of interest for December 2009. More information about Mr. Vie’s balance in the Deferred Compensation Plan is included below in the narrative preceding the NONQUALIFIED DEFERRED COMPENSATION table and in footnote (1) to that table.

(7)	The amounts shown in the “All Other Compensation” column represent Company matching contributions to the Named Executive Officers’ accounts under the Company’s 401(k) Plan. None of the Named Executive Officers received perquisites or other personal benefits in 2009, 2008 or 2007 with aggregate incremental costs to the Company in excess of $10,000.

Grants of Plan-Based Awards

Performance Incentive Plan Awards. Annual and Multi-Year PIP Awards were granted to the Named Executive Officers on February 3, 2009 under the Performance Incentive Plan. The 2009 Annual PIP Awards were granted subject to vesting provisions relating to performance criteria measured over calendar year 2009, and payouts under these awards were made in February 2010. The 2009 Multi-Year PIP Awards were granted subject to vesting provisions related to performance criteria measured over a three-year period ending December 31, 2011, and determination as to any payouts under these awards will be made in early 2012. For each of these awards, the Compensation Committee established payout amounts for specified threshold, target and maximum performance levels. The performance criteria and process of determining payouts under these awards is described in more detail above in the section captioned “Performance Incentive Plan Awards,” beginning on page 38.

Stock Options. The Stock Options awarded to the Named Executive Officers on February 3, 2009 were granted under the 2002 Option Plan. Each of these awards is a non-qualified option for federal income tax purposes with an exercise price that is the closing price of a share of Common Stock on the grant date. They become exercisable in four equal, annual installments beginning on the six-month anniversary of the grant date and expire on the tenth anniversary of the grant date. Pursuant to the 2002 Option Plan, these grants were automatically coupled with tandem stock appreciation rights (“SAR”). A SAR entitles the holder to surrender all or a portion of an unexercised vested option in exchange for shares of Common Stock having an aggregate value equal to the “embedded gain” in the surrendered option. The “embedded gain” in an option is derived by taking the difference between the per share exercise price of the option and the market price of a share of Common Stock on the date of exercise and multiplying such difference by the number of shares covered by such option.

Restorative Options. Pursuant to 2009 stock option plan amendments approved by the Board of Directors and stock option grant agreement amendments approved by the Compensation Committee, Restorative Options will not be granted to an option holder in connection with any new option awards granted beginning in 2009. As a result, the 2009 option grants do not include Restorative Options.

All options granted in 2008 and 2007 do include the right to receive Restorative Options under specified circumstances. For original option awards granted prior to 2009, subject to certain restrictions at the time of exercise, these stock option plans provide for automatic grants of Restorative Options to replace shares of previously-owned Common Stock that an exercising option holder surrenders, either actually or constructively, to satisfy the exercise price or that the Company withholds to satisfy the tax withholding obligations relating to the exercise of the Underlying Option. The exercise price of a Restorative Option is equal to the closing price of a share of Common Stock on the date of its grant, and Restorative Options are otherwise subject to the same terms and conditions as the Underlying Options, including the expiration date. Restorative Options cannot be exercised until six months after the date of grant. Pursuant to 2006 stock option plan amendments approved by the Board of Directors and stock option grant agreement amendments approved by the Compensation Committee, Restorative Options will not be granted to an option holder in connection with the exercise of an original option granted on or after February 1, 2006, or a Restorative Option granted thereunder, unless: (i) the closing price of a share of Common Stock is at least 15% higher than the exercise price of the Underlying Option; and (ii) the Underlying Option is not scheduled to expire within twelve months of the exercise date.

Performance-Based Restricted Stock. The performance-based restricted stock awarded to the Named Executive Officers on February 3, 2009 were granted under the Restricted Stock Plan. These awards are subject to forfeiture and transfer restrictions until they vest on the third anniversary of the grant date in accordance with the award agreements. Determination of the number of shares that will vest, or Additional Shares that will be granted, if any, will be based on the Company’s total shareholder return over a three-year performance period ending on December 31, 2011 relative to the Peer Group, as described in more detail above in the section captioned “Performance-Based Restricted Stock,” beginning on page 44. Under the terms of the Restricted Stock Plan, shares of Restricted Stock may be voted and are entitled to receive dividends on the same basis as all other outstanding shares of Common Stock.

GRANTS OF PLAN-BASED AWARDS

The following table shows each grant of an award to the Named Executive Officers in 2009 under the Company’s executive compensation plans. These plans include the Performance Incentive Plan, Employee Stock Option Plans and the Restricted Stock Plan.

Name	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value ($)(5)
			Threshold ($)		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Donald G. Southwell	2/03/2009	Stock Option								125,000	13.55	375,722
	2/03/2009	Restricted Stock					7,500	15,000	30,000			210,600
	2/03/2009	Annual PIP	225,000		450,000	900,000
	2/03/2009	Multi-Year PIP	241,667		483,333	966,667

Richard C. Vie	—	—	—		—	—	—	—	—	—	—	—

Eric J. Draut	2/03/2009	Stock Option								37,500	13.55	112,717
	2/03/2009	Restricted Stock					3,750	7,500	15,000			105,300
	2/03/2009	Annual PIP	80,000	(6)	320,000	640,000
	2/03/2009	Multi-Year PIP	80,000	(6)	320,000	640,000

Scott Renwick	2/03/2009	Stock Option								15,000	13.55	45,087
	2/03/2009	Restricted Stock					1,500	3,000	6,000			42,120
	2/03/2009	Annual PIP	106,000		212,000	424,000
	2/03/2009	Multi-Year PIP	106,000		212,000	424,000

Richard Roeske	2/03/2009	Stock Option								7,500	13.55	22,543
	2/03/2009	Restricted Stock					750	1,500	3,000			21,060
	2/03/2009	Annual PIP	48,000		96,000	192,000
	2/03/2009	Multi-Year PIP	48,000		96,000	192,000

(1)	These columns show the range of payouts that were possible for Annual PIP Awards and Multi-Year PIP Awards granted under the Performance Incentive Plan in 2009, which represent the percentages of the respective officer’s 2009 annual base salary applicable to specified performance levels. The amounts shown in the “Target” column represent the amount that would have been paid for performance at the “Target” level. The amounts shown in the “Threshold” and “Maximum” columns represent the respective amounts of the individual’s 2009 annual base salary that would have been paid out for performance at the “Threshold” and “Maximum” levels. The “Threshold” level is the minimum level of performance that must be met before a payout may occur. The amounts estimated for Multi-Year PIP Awards are based on an average of 2009, 2010 and estimated 2011 annual base salaries. Base salaries for 2010 are identical to those for 2009 for the Named Executive Officers other than Mr. Southwell. Base salaries for 2011 were estimated at their 2010 rates. The amounts actually paid out under the Annual PIP Awards granted on February 3, 2009 are shown above in the SUMMARY COMPENSATION TABLE FOR 2009 under the “Non-Equity Incentive Plan Compensation” column.

(2)

These columns show the range of payouts possible under the performance-based restricted stock awards granted under the Restricted Stock Plan in 2009. The amount shown in the “Target” column for each individual represents 100% of the shares granted, which equals the number of shares that would vest if the “Target” performance level is achieved. The amount shown in the “Threshold” column for each individual is 50% of the “Target” payout amount, and represents the number of shares that would vest if the minimum level of performance is achieved. The amount shown in the “Maximum” column for each individual is 200% of the “Target” payout amount and represents the number of shares that would vest if the maximum level of performance is achieved, and represents the maximum possible payout under the plan. Further information about these awards is provided under the caption “Performance-Based Restricted Stock” in the Compensation Discussion and Analysis section on page 44.

(3)	These are original options awards, granted on the date the awards were approved by the Compensation Committee. All options granted in 2009 were non-qualified options for federal income tax purposes and represent original option awards made to the Named Executive Officers by the Compensation Committee under the 2002 Option Plan.

(4)	The exercise price of the stock option awards is equal to the closing price of a share of Common Stock on the grant date.

(5)	The amounts shown represent the aggregate grant date fair values of the 2009 stock option and performance-based restricted stock awards. For stock options, the grant date fair values were estimated based on the Black-Scholes option pricing model. For performance-based restricted stock, the grant date fair values were estimated using the Monte Carlo simulation method in accordance with ASC Topic 718. For a discussion of the grant date fair value estimations for restricted stock and stock options, see footnotes 3 and 4, respectively, to the SUMMARY COMPENSATION TABLE FOR 2009. For a discussion of valuation assumptions, see Note 13 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

(6)	Because the 2009 Annual and Multi-Year PIP Awards granted to Mr. Draut are based on two components, with half of each award based on certain corporate performance criteria and half based on performance criteria related to Fireside Bank, the amounts shown in the “Threshold” column for Mr. Draut represent the portion of his 2009 annual base salary that would have been paid out for performance at the “Threshold” level if actual performance reached the “Threshold” level for only one component of his award. If the performance level was at the “Threshold” level for both components of the award, the payout under the award would be $160,000.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The following table shows the unexercised stock option awards and unvested restricted stock awards for each Named Executive Officer which were outstanding as of December 31, 2009. The awards were granted under the Company’s Employee Stock Option and Restricted Stock Plans.

	Option Awards				Vesting Date	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights That Have Not Vested ($)(6)
Donald G. Southwell	5,824	—	48.50	5/3/2010	—	—	—
	10,329	—	48.70	5/3/2010	—	—	—
	401	—	49.58	5/3/2010	—	—	—
	6,703	—	52.17	5/3/2010	—	—	—
	3,383	—	48.50	5/2/2011	—	—	—
	28,576	—	48.70	5/2/2011	—	—	—
	14,312	—	48.70	5/1/2012	—	—	—
	28,575	—	48.81	5/1/2012	—	—	—
	20,426	—	49.58	5/1/2012	—	—	—
	12,217	—	47.59	2/5/2013	—	—	—
	11,347	—	48.50	2/5/2013	—	—	—
	124	—	49.58	2/5/2013	—	—	—
	23,054	—	52.17	2/5/2013	—	—	—
	16,665	—	48.16	2/3/2014	—	—	—
	32,896	—	48.50	2/3/2014	—	—	—
	16,476	—	49.11	2/3/2014	—	—	—
	17,500	—	43.10	2/1/2015	—	—	—
	16,407	—	47.67	2/1/2015	—	—	—
	16,386	—	48.16	2/1/2015	—	—	—
	4,808	—	48.50	2/1/2015	—	—	—
	11,136	—	49.58	2/1/2015	—	—	—
	100,000	—	47.86	2/1/2016	—	—	—
	75,000	25,000	49.79	2/6/2017	(1)	—	—
	75,000	75,000	37.15	2/5/2018	(2)	—	—
	31,250	93,750	13.55	2/3/2019	(3)	—	—
	—	—	—	—	(4)	30,000	661,500

	Option Awards				Vesting Date	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights That Have Not Vested ($)(6)
Eric J. Draut	10,043	—	47.31	5/3/2010	—	—	—
	8,430	—	47.37	5/3/2010	—	—	—
	13,123	—	48.76	5/3/2010	—	—	—
	21,788	—	46.67	5/2/2011	—	—	—
	1,731	—	47.15	5/2/2011	—	—	—
	17,145	—	47.37	5/2/2011	—	—	—
	377	—	46.69	5/1/2012	—	—	—
	15,481	—	47.40	5/1/2012	—	—	—
	29,629	—	48.58	5/1/2012	—	—	—
	7,080	—	47.31	2/5/2013	—	—	—
	8,295	—	47.40	2/5/2013	—	—	—
	8,186	—	48.16	2/5/2013	—	—	—
	8,239	—	48.76	2/5/2013	—	—	—
	1,831	—	52.00	2/5/2013	—	—	—
	12,500	—	44.37	2/3/2014	—	—	—
	19,903	—	48.16	2/3/2014	—	—	—
	15,595	—	48.76	2/3/2014	—	—	—
	25,000	—	43.10	2/1/2015	—	—	—
	3,873	—	46.06	2/1/2015	—	—	—
	11,699	—	47.40	2/1/2015	—	—	—
	7,820	—	48.76	2/1/2015	—	—	—
	50,000	—	47.86	2/1/2016	—	—	—
	37,500	12,500	49.79	2/6/2017	(1)	—	—
	37,500	37,500	37.15	2/5/2018	(2)	—	—
	9,375	28,125	13.55	2/3/2019	(3)	—	—
	—	—	—	—	(4)	15,000	330,750
	—	—	—	—	(5)	20,000	441,000

Richard C. Vie	25,569	—	49.75	5/3/2010	—	—	—
	8,934	—	49.96	5/3/2010	—	—	—
	31,667	—	50.53	5/3/2010	—	—	—
	30,727	—	51.74	5/3/2010	—	—	—
	2,079	—	47.64	5/2/2011	—	—	—
	115,418	—	50.83	5/2/2011	—	—	—
	38,828	—	50.87	5/2/2011	—	—	—
	54,182	—	49.96	5/1/2012	—	—	—
	44,619	—	50.87	5/1/2012	—	—	—
	26,608	—	51.74	5/1/2012	—	—	—
	52,476	—	52.97	5/1/2012	—	—	—
	34,449	—	48.76	2/5/2013	—	—	—
	16,066	—	48.90	2/5/2013	—	—	—
	43,400	—	49.75	2/5/2013	—	—	—
	34,495	—	52.00	2/5/2013	—	—	—
	46,725	—	49.75	2/3/2014	—	—	—
	139,724	—	50.03	2/3/2014	—	—	—
	50,000	—	43.10	2/1/2015	—	—	—
	46,568	—	48.30	2/1/2015	—	—	—
	46,435	—	48.85	2/1/2015	—	—	—
	10,946	—	49.75	2/1/2015	—	—	—
	34,224	—	51.74	2/1/2015	—	—	—
	100,000	—	47.86	2/1/2016	—	—	—

	Option Awards				Vesting Date	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights That Have Not Vested ($)(6)
Scott Renwick	9,019	—	46.43	5/3/2010	—	—	—
	2,943	—	47.46	5/3/2010	—	—	—
	20,425	—	46.65	5/2/2011	—	—	—
	9,096	—	48.16	5/1/2012	—	—	—
	13,523	—	48.81	5/1/2012	—	—	—
	4,336	—	44.81	2/5/2013	—	—	—
	4,249	—	46.43	2/5/2013	—	—	—
	4,075	—	47.46	2/5/2013	—	—	—
	4,068	—	48.81	2/5/2013	—	—	—
	25,000	—	44.37	2/3/2014	—	—	—
	12,500	—	43.10	2/1/2015	—	—	—
	11,276	—	50.04	2/1/2015	—	—	—
	25,000	—	47.86	2/1/2016	—	—	—
	18,750	6,250	49.79	2/6/2017	(1)	—	—
	15,000	15,000	37.15	2/5/2018	(2)	—	—
	3,750	11,250	13.55	2/3/2019	(3)	—	—
	—	—	—	—	(4)	6,000	132,300

Richard Roeske	3,844	—	47.89	5/3/2010	—	—	—
	2,959	—	48.26	5/3/2010	—	—	—
	810	—	50.03	5/3/2010	—	—	—
	5,994	—	47.89	5/2/2011	—	—	—
	1,984	—	48.26	5/2/2011	—	—	—
	3,423	—	47.89	5/1/2012	—	—	—
	4,672	—	48.26	5/1/2012	—	—	—
	948	—	52.17	5/1/2012	—	—	—
	3,267	—	48.26	2/5/2013	—	—	—
	3,163	—	50.03	2/5/2013	—	—	—
	3,197	—	50.04	2/5/2013	—	—	—
	3,187	—	52.17	2/5/2013	—	—	—
	2,396	—	47.14	2/3/2014	—	—	—
	2,308	—	49.75	2/3/2014	—	—	—
	4,618	—	50.03	2/3/2014	—	—	—
	2,500	—	43.10	2/1/2015	—	—	—
	2,348	—	47.14	2/1/2015	—	—	—
	2,309	—	48.26	2/1/2015	—	—	—
	2,263	—	49.75	2/1/2015	—	—	—
	15,000	—	47.86	2/1/2016	—	—	—
	11,250	3,750	49.79	2/6/2017	(1)	—	—
	7,500	7,500	37.15	2/5/2018	(2)	—	—
	1,875	5,625	13.55	2/3/2019	(3)
	—	—	—	—	(4)	3,000	66,150
	—	—	—	—	(5)	15,000	330,750

(1)	These options are scheduled to vest on 8/6/2010.

(2)	These options are scheduled to vest ratably in equal increments on 8/5/2010 and 8/5/2011.

(3)	These options are scheduled to vest ratably in equal increments on 8/3/2010, 8/3/2011 and 8/3/2012.

(4)	These performance-based restricted stock share are scheduled to vest on 2/3/2012.

(5)	These time-based restricted stock shares are scheduled to vest on 9/1/2010.

(6)	The number of shares shown represent the maximum shares that could be granted for performance at or exceeding the maximum performance level. Market value of these restricted stock shares was determined using the closing price of ($22.05) per share of Common Stock on December 31, 2009.

Option Exercises and Stock Vested

No stock options were exercised by any of the Named Executive Officers in 2009 and no shares of restricted stock held by any of the Named Executive Officers vested in 2009.

Retirement Plans

The Pension Plan is a tax-qualified defined benefit pension plan that covers certain full-time salaried employees meeting minimum age and service-based eligibility requirements. In general, to be eligible, employees must be at least 21 years old with at least one year of service (as defined in the Pension Plan) to the Company and a hire date prior to January 1, 2006. Those employees hired on or after January 1, 2006 are instead eligible to participate only in the Company’s DC Plan. All of the Company’s current executive officers were hired prior to January 1, 2006 and therefore are participants in the Pension Plan.

A participant earns a benefit under the Pension Plan in an amount equal to a specified percentage of “Average Monthly Compensation” plus an additional specified percentage of “Average Monthly Compensation” above the monthly “Social Security Covered Compensation,” multiplied by the participant’s eligible years of service, up to a maximum of 30 years. “Average Monthly Compensation” is generally equal to the average of a participant’s highest monthly compensation over a 60-consecutive-month period during the 120-month period which ends three calendar months prior to a participant’s termination date. The “Social Security Covered Compensation” amount is determined from tables published by the Internal Revenue Service and changes each year. For 2009, the annual Social Security Covered Compensation used was $56,629.

Compensation covered by the Pension Plan includes all of the participant’s compensation except for payments made under any Multi-Year PIP Awards, equity-based compensation awards and imputed income from taxable fringe benefits. The normal retirement age under the Pension Plan is age 65, and the normal form of distribution under the Pension Plan is a life annuity for a single retiree, or a joint and fifty percent survivor annuity for a married retiree. Other forms of annuity are available to participants, but all forms of payment are actuarially equivalent in value.

Messrs. Southwell and Renwick are currently eligible for early retirement under the Pension Plan. A participant is eligible for early retirement benefits upon attaining age 55 with five years of service to the Company. The early retirement benefit payable to a participant under the Pension Plan is the retirement benefit that would have been payable at the normal retirement age of 65 actuarially reduced to give effect to the participant’s age at the time of early retirement.

Mr. Vie previously participated in the United Insurance Company of America Pension Plan for Management and Clerical Employees (“United Insurance Company Plan”), which was subsequently merged into the Company’s Pension Plan. His participation in the United Insurance Company Plan was suspended on January 1, 1992 and no further contributions were made on his behalf. On May 1, 2009, Mr. Vie elected to receive an in-service withdrawal of his employee contributions under the United Insurance Company Plan, with interest, in the aggregate amount of $190,964, as permitted under the plan. As a result of this withdrawal, no further benefits are payable to Mr. Vie under the United Insurance Company Plan. Mr. Vie retired from the Company on December 31, 2009 and, effective January 1, 2010, began to receive benefits under the Pension Plan and to participate in a program offering retiree group health and life insurance coverage to which he was entitled to participate as a former employee of United Insurance Company of America.

The SERP, the Company’s non-qualified supplemental defined benefit pension plan, was established to provide benefits to certain individuals in excess of the limitations imposed on the Pension Plan under the Internal Revenue Code. The SERP benefit is computed using the same formula applicable to the Pension Plan without regard to the limits imposed under the Internal Revenue Code. An employee who earns compensation over the qualified plan limitation may be eligible to participate in the SERP by designation of the Board of Directors. For 2009, compensation to determine the benefit under the Pension Plan was limited to $245,000. The Company’s executive officers are eligible to participate in the SERP.

The executive officers are also eligible to participate in a voluntary 401(k) plan that includes a Company matching contribution feature offered to all full-time salaried employees meeting age and service-based eligibility requirements.

PENSION BENEFITS

The following table shows the years of credited service and the present values of the accumulated benefits under the Pension Plan and SERP for each Named Executive Officer.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Donald G. Southwell	Pension Plan	13	295,237	—
	SERP	13	1,583,219	—
Eric J. Draut	Pension Plan	18	290,986	—
	SERP	18	1,078,373	—
Richard C. Vie	Pension Plan	18	480,320	190,964	(2)
	SERP	18	2,943,842	—
Scott Renwick	Pension Plan	18	401,002	—
	SERP	18	871,536	—
Richard Roeske	Pension Plan	18	232,740	—
	SERP	18	128,547	—

(1)

These present value amounts were determined on the assumption (or fact) that the Named Executive Officers have been or will remain in service until age 65, the age at which retirement may occur under the Pension Plan and SERP without any reduction in benefits, using the same measurement date, discount rate assumptions and actuarial assumptions described in Note 20 to the consolidated financial statements included in the Company’s 2009 Annual Report on Form 10-K. The discount rate assumption was 6.0%

for 2009 and the mortality assumptions were based on the 1983 Group Annuity Male Mortality Table. The accumulated benefits are based on the years of credited service shown in the table and the Average Monthly Compensation as of December 31, 2009 as described above in the narrative preceding this table.

(2)	This amount was received by Mr. Vie on May 1, 2009 as an in-service withdrawal of his employee contributions, with interest, under the United Insurance Company Plan.

Deferred Compensation Plan

The Deferred Compensation Plan was established to allow certain executives that are designated by the Board of Directors, as well as the non-employee members of the Board of Directors, to elect to defer a portion of their current year compensation to a future period. The Deferred Compensation Plan is unfunded and exempt from certain provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company does not fund or make profit-sharing or matching contributions under the Deferred Compensation Plan, and participants have an unsecured contractual commitment by the Company to pay the amounts deferred, adjusted to recognize earnings or losses determined in accordance with their elections under the plan.

To participate in the Deferred Compensation Plan, an eligible individual must make an annual irrevocable election. The form and timing of the distribution of deferrals made during a particular year is chosen when a participant elects to participate for that year and generally cannot be altered or revoked. The distribution for a particular year may be in the form of annual or quarterly installments payable up to a maximum of ten years or a single lump-sum payment. All payments begin on January 1 of the year chosen by the participant when the election is made. A participant may elect to defer up to 100% of his or her regular annual base salary, awards under the Performance Incentive Plan, and annual discretionary bonus in excess of a limit established annually under the Internal Revenue Code. For 2009, the compensation limit was $245,000. No withdrawals are permitted under the Deferred Compensation Plan other than regularly scheduled distributions.

Each participant’s bookkeeping account is deemed to be invested in the hypothetical investment choice(s) selected by the participant from the choices made available by the Company. Investment choices may be changed by participants on a quarterly basis. Generally, the hypothetical investment alternatives offered by the Company include a range of retail mutual funds selected by the Plan Administrator, which is the Compensation Committee of the Company’s Board of Directors. Investment choices selected by a participant are used only to determine the value of the participant’s account. The Company is not required to follow these investment selections in making actual investments of amounts deferred under the plan.

As employees designated by the Board of Directors, the Named Executive Officers are eligible to elect deferral of their cash salary and bonus under the Deferred Compensation Plan. None of the Named Executive Officers elected to defer any of their 2009 compensation under the Deferred Compensation Plan. The funds selected for hypothetical investments in 2009 by the Named Executive Officers with balances from prior years in the Deferred Compensation Plan, and the 2009 annual gain on investment for each of these funds, were: Wells Fargo Advantage Index Fund: 0.52%; Dreyfus Appreciation Fund: 21.01%; and Janus Overseas Fund: 78.12%.

As a former executive of the Company’s former parent corporation, Teledyne, Inc., Mr. Vie had elected to defer a portion of his compensation that he earned under the Teledyne Management Bonus Compensation Plan (“Teledyne Plan”) until his retirement. The Company assumed liability for Mr. Vie’s balance under the Teledyne Plan at the time of Unitrin’s spin-off from Teledyne in 1990. The amounts deferred to the Teledyne Plan are credited with an interest rate that varies from year to year based on prevailing market interest rates. For 2009, the interest rate used was 6.5%. Beginning January 1, 2010, the Company began making payments to Mr. Vie under the Teledyne Plan as a result of his retirement from the Company on December 31, 2009. These amounts will be paid to Mr. Vie on a quarterly basis over a ten-year period.

NONQUALIFIED DEFERRED COMPENSATION

The following table shows the aggregate earnings or loss in 2009 and the balances as of December 31, 2009 for the Named Executive Officers under the Deferred Compensation Plan.

Name	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawls Distributions ($)(2)	Aggregate Balance at Last Fiscal Year End ($)(3)
Donald G. Southwell	9,657	—	29,308
Eric J. Draut	7,141	148,962	—
Richard C. Vie	4,778	—	78,282	(4)
Scott Renwick	—	—	—
Richard Roeske	14,377	—	68,722

(1)	$1,088 of the aggregate earnings shown in this column for Mr. Vie is reported above in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SUMMARY COMPENSATION TABLE FOR 2009.

(2)	Mr. Draut received a withdrawal of his entire account balance in a lump-sum distribution on January 5, 2009.

(3)	The balances shown in this column represent the balances for the respective individuals based on prior deferrals plus earnings or losses accrued through December 31, 2009. Of the amounts shown in this column for Messrs. Southwell, Vie and Roeske, the portions representing their original deferral amounts were previously reported as compensation in the Company’s SUMMARY COMPENSATION TABLE in prior years. None of the Named Executive Officers elected to defer compensation earned in 2009.

(4)	This amount is the balance on Mr. Vie’s account that originated with his management bonus deferral under the Teledyne Plan as described in the narrative preceding this table.

Potential Payments Upon Termination or Change in Control

The following narrative describes the applicable terms of the agreements or plans that would provide benefits to the Named Executive Officers if their employment had been terminated on December 31, 2009. The table below shows benefits that would have been payable to the Named Executive Officers as a direct result of either a change in control of the Company or the death or disability of the individual officer, had such an event occurred on December 31, 2009. These amounts would have been payable pursuant to individual severance agreements (“Severance Agreements”) between the Named Executive Officers and the Company in connection with a “change in control” of the Company, as described below, or individual grant agreements executed with the Company in connection with cash bonus, stock option and/or restricted stock awards they received. However, none of the Named Executive Officers is a party to any other individual employment agreement with the Company that would entitle him to receive any severance payments or other termination benefits from the Company.

Retirement Plans

In addition to the amounts shown in the table below, the Named Executive Officers would have been entitled to receive benefits to which they have vested rights upon retirement under the Pension Plan and SERP as described and quantified above in the section captioned “Pension Benefits,” and benefits which are generally available to salaried employees of the Company and do not discriminate in scope, terms or operation in favor of executive officers. These include benefits payable: (i) upon termination of employment, such as payments of 401(k) Plan distributions and accrued vacation; and (ii) upon death or disability, such as life, business travel or long-term disability insurance. In addition, under the Deferred Compensation Plan, the Named Executive Officers other than Mr. Draut (who withdrew his entire account balance prior to December 31, 2009) and Mr. Renwick (who has never participated in the plan), may have been entitled to receive distributions in accordance with their previously chosen elections under the plan, as described above in the section captioned “Deferred Compensation Plan.”

In the case of Mr. Vie, any separation from the Company as of December 31, 2009, including his voluntary retirement (which did in fact occur on such date), or a termination following his death or disability or in connection with a “change in control,” would have triggered the start of retirement benefit distributions under the Pension Plan and SERP (as described above in the section captioned “Retirement Plans”), as he had previously reached the normal retirement age under these plans. In the case of either Mr. Southwell or Mr. Renwick, a voluntary early retirement election effective December 31, 2009 would have entitled him to receive vested benefits under the Pension Plan and SERP, actuarially reduced to give effect to his age on such date. The specific retirement benefit amounts that would have been paid to Messrs. Vie, Southwell or Renwick would have been determined in accordance with the form of distribution elected by such individual and based on the present values shown above in the Pension Benefits table. Messrs. Draut and Roeske had not reached early retirement age as of December 31, 2009 and, accordingly, were not yet eligible to begin receiving retirement benefits as of December 31, 2009.

Severance Agreements

The Company has entered into Severance Agreements with the Named Executive Officers that provide them with various severance benefits in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated, in either case within two years after a “change in control.” Such benefits are also payable to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated for certain specified reasons, in either case in anticipation of a change in control. Under the Severance Agreements, a “change in control” is deemed to occur if any person (excluding certain defined persons) is or becomes, directly or indirectly, the beneficial owner of 25% or more of the voting power of the Common Stock, or the individuals who comprised the Company’s Board of Directors on the date of the Severance Agreement, or any of the individuals they nominate, cease to comprise a majority of the Board.

Each Named Executive Officer would be entitled under the Severance Agreements to: (i) a lump sum severance payment based on the multiple (specified below) of his annualized salary; (ii) continuation for up to three years (in the case of Messrs. Southwell and Vie) or two years (for the other Named Executive Officers) of the life and health insurance benefits that were being provided by the Company to such officer and his family immediately prior to termination; and (iii) outplacement services at the Company’s expense for up to fifty-two weeks. The Severance Agreements contain identical terms and conditions, except that the severance compensation multiple is three for Messrs. Southwell and Vie and two for the other Named Executive Officers. Mr. Vie’s Severance Agreement terminated December 31, 2009, when he retired as an employee of the Company.

Under the Severance Agreements, benefits payable as a result of a change in control, whether under the Severance Agreements or under any other arrangement with the Company, are to be grossed-up to the extent that a recipient would be subject to an excise tax under Section 4999 of the Internal Revenue Code (including any interest or penalties imposed with respect to such tax) due to the receipt of such benefits or any other benefits that constitute “excess parachute payments” for purposes of Section 280G of the Internal Revenue Code. Certain amounts resulting from Annual and Multi-Year PIP Award payouts under the Performance Incentive Plan, and, depending on what actions are taken by the Company’s Board of Directors under the Company’s Employee Stock Option Plans and Restricted Stock Plan in connection with a change in control, certain amounts relating to nonqualified stock options and restricted stock, would be factored into the determination regarding excess parachute payments. If there had been a change in control on December 31, 2009, and as a result, severance benefits had been paid, PIP Award payouts had been made and vesting of stock options and restricted stock had been accelerated on December 31, 2009 (valued as described in the POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL table below), no Named Executive Officers would have received gross-ups for excess parachute payments.

Performance Incentive Plan Awards

Had there been a change in control of the Company (as defined under the applicable award agreements) as of December 31, 2009, the applicable performance period for any outstanding Annual PIP Award or Multi-Year PIP Award would have ended on such date. The amount of the payout due under each such award would have been the greater of the payout due: (a) based on the actual results for the revised performance period relative to the applicable performance goal(s) for the award; or (b) at the target performance level for the award for the revised performance period.

If the employment of one of the Named Executive Officers had terminated as of December 31, 2009 due to his death or disability, the applicable performance period for any outstanding 2009 Annual PIP Award or Multi-Year PIP Award would have ended on such date. The amount of the payout due under each such award would have been the amount due at the target performance level for such award for the revised performance period.

If the employment of one of the Named Executive Officers had terminated as of December 31, 2009 due to his retirement, the determination of any payouts under any outstanding 2009 Annual PIP Award or Multi-Year PIP Award would have been based on the actual performance results determined at the end of the original performance period for the award, but the amount due would have been prorated based on the ratio of the number of months that he was employed during the performance period to the total number months in the performance period. The amount due would have been paid at the same time as the payouts under 2009 Annual and Multi-Year PIP Awards to active plan participants. A termination event occurring on December 31, 2009 would not have affected the determination or the amount of a payout resulting from an outstanding 2009 Annual PIP Award because December 31, 2009 is the end of the performance period under the original terms of such awards and the actual 2009 performance results under the awards exceeded the target performance levels.

If the employment of a Named Executive Officer had terminated as of December 31, 2009 for any other reason, any outstanding 2009 Multi-Year PIP Award would have been forfeited on the termination date.

Equity-Based Awards

Stock Option Awards and Time-Based Restricted Stock Awards

If there had been a change in control of the Company (as defined under the applicable grant agreements) as of December 31, 2009, the status of any outstanding unvested stock option awards held by a Named Executive Officer, or, in the case of Messrs. Draut or Roeske, of his outstanding time-based restricted stock awards, would have been determined by the Company’s Board of Directors from one of four alternatives provided in the respective plans, one of which is the immediate vesting of the award. If the employment of a Named Executive Officer had terminated as of December 31, 2009 due to his death or disability, any outstanding unvested stock option or time-based restricted stock awards would have vested on the termination date. If the employment of a Named Executive Officer had terminated as of December 31, 2009 for any other reason, such outstanding unvested stock option or time-based restricted stock awards would have been forfeited on the termination date.

Performance-Based Restricted Stock Awards

If the employment of a Named Executive Officer had terminated as of December 31, 2009 due to his death or disability, or if there had been a change in control of the Company (as defined under the applicable grant agreements), the performance period for any outstanding performance-based restricted stock awards held by such officer would have ended on the termination date. The shares granted under each award would have vested in an amount equal to the number of shares that would vest at the target performance level, reduced pro-rata to reflect the ratio of the number of months in the revised performance period to the total number months in the original performance period.

If the employment of a Named Executive Officer had terminated as of December 31, 2009 due to his retirement and cessation of all services for the Company, and, as of such date, he was eligible for early retirement under a Company-sponsored retirement plan and had elected to begin receiving benefits thereunder, then any outstanding performance-based restricted stock awards would remain outstanding until the end of the original performance period and then vest or be forfeited as determined based upon actual performance results, but in an amount equal to a pro-rata portion of the number of shares that would vest at the target performance level, based on the ratio of the number of months that he was employed during the performance period to the total number months in the performance period. However, if, as of such termination date, he was eligible for early retirement under a Company-sponsored retirement plan but did not elect to begin receiving benefits thereunder, any outstanding unvested performance-based restricted stock awards would have been forfeited on the termination date.

If the employment of a Named Executive Officer had terminated as of December 31, 2009 for any other reason, any outstanding performance-based restricted stock awards would have been forfeited on the termination date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth information concerning payments and benefits that would have become payable to the Named Executive Officers in connection with the termination of their employment as of December 31, 2009 resulting from a change in control of the Company or the death or disability of the individual officer:

	Donald G. Southwell ($)	Eric J. Draut ($)	Richard C. Vie ($)(8)	Scott Renwick ($)	Richard Roeske ($)
Change in Control

Lump Sum Severance Payments(1)	2,700,000	1,600,000	2,400,000	1,060,000	640,000
Accelerated Stock Options(2)(3)	796,875	239,063	—	95,625	47,813
Accelerated Time-Based Restricted Stock(2)(3)	—	441,000	—	—	330,750
Accelerated Performance-Based Restricted Stock(3)	110,250	55,125	—	22,050	11,025
2009 Annual PIP Awards(4)	—	—	—	—	—
2009 Multi-Year PIP Awards(5)	150,000	106,667	—	70,667	32,000
Life Insurance Continuation Premium(6)	45,408	22,456	55,092	30,272	14,938
Health Insurance Continuation Premium(6)	22,510	19,980	22,510	14,566	6,903
Outplacement Services(6)	40,000	40,000	—	40,000	40,000

Total	3,865,043	2,524,291	2,477,602	1,333,180	1,123,429

Death or Disability

Accelerated Stock Options(3)(7)	796,875	239,063	—	95,625	47,813
Accelerated Time-Based Restricted Stock(3)(7)	—	441,000	—	—	330,750
Accelerated Performance-Based Restricted Stock(3)	110,250	55,125	—	22,050	11,025
2009 Annual PIP Awards(4)	—	—	—	—	—
2009 Multi-Year PIP Awards(5)	150,000	106,667	—	70,667	32,000

Total	1,057,125	841,855	—	188,342	421,588

(1)	The amounts shown represent severance payable under the Severance Agreements.

(2)	The amounts shown assume that the Board of Directors elected to accelerate the vesting of these stock options and restricted stock shares as of December 31, 2009.

(3)

The amounts shown represent the value of the stock options and restricted stock that would have been subject to accelerated vesting as of December 31, 2009. No value is shown for the accelerated stock options held by Mr. Vie because none of his unvested options were in the money as of December 31, 2009. The value of the accelerated restricted stock was calculated using the closing price ($22.05) of a share of Common Stock on December 31, 2009. The amounts shown for performance-based restricted stock represent one-third of an estimated payout assuming performance at the target performance level for the three-year performance period ending on December 31, 2011.

The number of shares subject to unvested stock options and the exercise prices thereof, and the number of shares of unvested restricted stock awards are set forth in the OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END table.

(4)	No payouts under the 2009 Annual PIP Awards resulting from a termination event as of December 31, 2009 are shown. A termination event occurring on December 31, 2009 would not have triggered: (i) a reduction in the performance period because December 31, 2009 is the end of the performance period under the original terms of these awards; or (ii) an increase in the amount of the payouts because the actual 2009 performance under these awards exceeded the target performance level. The processes for determining 2009 Annual PIP Awards payouts under possible termination events are described in the narrative preceding this table.

(5)	The amounts shown represent estimated values of payouts under the 2009 Multi-Year PIP Awards resulting from a hypothetical termination event as of December 31, 2009. The amounts shown represent one-third of an estimated payout assuming performance goals were achieved at the target performance level for the three-year performance period ending on December 31, 2011. The processes for determining 2009 Multi-Year PIP Award payouts under possible termination events are described in the narrative preceding this table.

(6)	The amounts shown are the estimated costs to the Company to provide continuation of life and health insurance benefits for up to three years (in the case of Messrs. Southwell and Vie) or two years (for the other Named Executive Officers) and outplacement services for fifty-two weeks pursuant to the Severance Agreements.

(7)	Acceleration of the vesting of stock options awarded on or after February 1, 2005 (including Restorative Options granted in connection with the exercise thereof), and of the vesting of all restricted stock, would occur automatically upon the death or disability of the restricted stock holder pursuant to the terms of the applicable plans and grant agreements. In accordance with the terms of the plans and grant agreements applicable to stock options granted to Named Executive Officers as original awards prior to February 1, 2005 (and Restorative Options granted in connection with the exercise thereof), vesting would not accelerate on the death or disability of the option holder as of December 31, 2009.

(8)	Although Mr. Vie is listed in the table above, his employment relationship with the Company terminated upon his retirement on December 31, 2009, and none of the payments shown in the table were in fact triggered.

DIRECTOR COMPENSATION

The following table shows the compensation earned for 2009 by the members of the Board of Directors who are not employed by the Company:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
James E. Annable	79,166	15,498	38,200	132,864
Donald V. Fites*	25,500	—	15,000	40,500
Douglas G. Geoga	85,166	15,498	—	100,664
Reuben L. Hedlund	89,500	15,498	—	104,998
Julie M. Howard**	—	—	—	—
Jerrold V. Jerome*	28,500	—	20,000	48,500
William E. Johnston, Jr.***	80,250	15,498	—	95,748
Wayne Kauth	93,750	15,498	—	109,248
Fayez S. Sarofim	53,666	—	—	53,666
Ann E. Ziegler	68,000	15,498	10,000	93,498

*	Messrs. Fites and Jerome retired from the Board of Directors on May 6, 2009.

**	Ms. Howard became a member of the Board of Directors on February 3, 2010.

***	Mr. Johnston’s Board membership terminated upon his death on October 17, 2009.

(1)	Fees shown in this column were earned for service on the Board and/or Board committees, and include amounts deferred at the election of an individual board member under the Deferred Compensation Plan. For more information about the Deferred Compensation Plan, see the narrative discussion above in the Executive Compensation section above under the caption “Deferred Compensation Plan.”

(2)	The amounts shown in this column represent the aggregate grant date fair values of the stock option awards granted on May 6, 2009 to the designated non-employee directors, as calculated in accordance with ASC Topic 718. The Black-Scholes option pricing model was used to estimate the fair value of each option on the grant date. For a discussion of valuation assumptions, see Note 13 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Under the Director Stock Option Plan, eligible non-employee directors receive an annual option grant to purchase 4,000 shares of Common Stock. Only non-employee directors who are retired employees, as was the case with Mr. Jerome, or who first became members of the Board of Directors after November 1, 1993, are eligible to participate in the Director Stock Option Plan. Mr. Sarofim has been a director since 1990 and so is not eligible to receive options under the Director Stock Option Plan. Additional information about the Director Stock Option Plan is provided below in the narrative following the table captioned “2009 Annual Non-Employee Director Compensation Program” on page 72.

For each non-employee director, the following table shows the total number of outstanding option shares held as of December 31, 2009:

Name	Outstanding Option Shares as of 12/31/09 (#)
James E. Annable	33,319
Donald V. Fites	—
Douglas G. Geoga	44,596
Reuben L. Hedlund	32,000
Julie M. Howard*	—
Jerrold V. Jerome	2,922
Estate of William E. Johnston	38,798
Wayne Kauth	25,090
Fayez S. Sarofim	—
Ann E. Ziegler	36,000

*	Ms. Howard became a member of the Board of Directors on February 3, 2010 and, accordingly, held no option shares as of December 31, 2009.

(3)	The amounts shown in this column represent the aggregate amount of payments made in 2009 and 2010 by the Company pursuant to its “Matching Gifts to Education Program” to match donations made by the designated director in 2009. Under this program, the Company will match tax deductible donations of up to $10,000 made to eligible educational institutions by employees, directors and retirees of the Company on a $2 for $1 basis up to an annual aggregate of $20,000 per donor. For Mr. Annable, the amount shown includes total payments by the Company of $20,000 in 2009 to match donations made in 2008, and total payments by the Company of $18,200 in 2009 to match donations made in 2009.

2009 Annual Non-Employee Director Compensation Program

The amounts shown in the above table as “Fees Earned or Paid in Cash” are based on the annual non-employee director compensation program in effect for 2009 which provided for the following compensation:

Board of Directors
Annual Retainer	$35,000
Annual Option Grant	Options to purchase 4,000 shares of Common Stock
Annual Meeting Fee	$ 1,500 for each Board Meeting attended
Executive Committee
Annual Member Retainer	$ 8,000
Annual Chairman Retainer	$16,000
Audit Committee
Annual Member Retainer	$12,000
Annual Chairman Retainer	$27,000
Meeting Attendance Fee	$ 2,000 for each Audit Committee Meeting attended on a day other than a day when the Board of Directors meets
Compensation Committee
Annual Member Retainer	$ 8,000
Annual Chairman Retainer	$15,000
Investment Committee
Annual Member Retainer	$10,000
Annual Chairman Retainer	$15,000
Meeting Attendance Fee	$ 3,000 for each Investment Committee Meeting attended on a day other than a day when the Board of Directors meets
Nominating & Corporate Governance Committee
Annual Member Retainer	$ 5,000
Annual Chairman Retainer	$15,000

Under the Director Stock Option Plan, a director who (i) first became a director after November 1, 1993 and is not an employee of the Company or any subsidiary of the Company, or (ii) has retired as an employee of the Company or a subsidiary of the Company, is eligible to receive grants of options to purchase the Common Stock. The Director Stock Option Plan provides that such eligible directors automatically receive at the conclusion of each Annual Meeting a grant of options to purchase 4,000 shares of Common Stock. Upon becoming a director, each new member of the Board of Directors who is not employed by the Company receives an option grant covering 4,000 shares of Common Stock under the Director Stock Option Plan.

The exercise price for all options granted under the Director Stock Option Plan is the closing price of a share of Common Stock on the grant date. All options granted under the Director Stock Option Plan become exercisable on the first anniversary of the grant date, expire on the tenth anniversary of the grant date, and, for options granted prior to 2009, include the right to receive Restorative Options in defined circumstances. As discussed in the “Compensation Discussion and Analysis” section above, under the caption “Restorative Options” on page 45, the Restorative Option program was eliminated on a prospective basis effective February 4, 2009. As a result, annual stock option awards granted under the Director Stock Option Plan beginning in 2009 will not include the right to receive Restorative Options. In connection with options granted prior to 2009, Restorative Options are granted automatically to replace shares of previously-owned Common Stock that an exercising option holder surrenders, either actually or constructively, to satisfy the exercise price, so long as certain requirements are met at the time of exercise. For additional information about Restorative Options, see the narrative discussion in the Executive Officer Compensation and Benefits section above under the caption “Grants of Plan-Based Awards.” The non-employee directors are eligible to defer up to 100% of the fees earned for service on the board and board committees under the Deferred Compensation Plan. For more information about the Deferred Compensation Plan, see the narrative discussion in the Executive Officer Compensation and Benefits section above under the caption “Deferred Compensation Plan.”

All directors are entitled to reimbursement for travel expenses incurred in attending Board of Directors and Board committee meetings. Each of the Company’s directors, including the directors who are also members of management, is a party to an indemnification and expense advancement agreement with the Company, as permitted by the Delaware General Corporation Law. The provisions of these agreements are substantially the same as the indemnification provisions applicable to the directors under the Company’s Bylaws and Certificate of Incorporation, except that the agreements may not be amended or terminated without the written consent of the respective director.

INCORPORATION BY REFERENCE

Notwithstanding any general statement to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement into such filings, the Audit Committee Report and the Compensation Committee Report contained in this Proxy Statement shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed under such Acts.

**********

This Proxy Statement and the form of proxy are being mailed and delivered to the Company’s shareholders by the authority of the Board of Directors.

Scott Renwick
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 5, 2010: The Company’s 2010 Proxy Statement and 2009 Annual Report to Shareholders are available under Investors on the Company’s website at www.unitrin.com.

You may vote your shares by telephone or Internet, by mailing your proxy card, or by attending the Annual Meeting in person, except that all voting instructions for 401(k) Plan shares must be received by 12:00 p.m. (Noon), Central Daylight Saving Time, on April 30, 2010. If your voting instructions for any 401(k) Plan shares are not timely received, or are received on a proxy card that is not properly executed, the Plan trustee will vote such shares in proportion to all properly voted Plan shares, in accordance with the Plan document.

See reverse side for Internet and telephone voting instructions. To obtain directions to attend in person, you may contact Investor Relations by telephone at 312-661-4930, or by e-mail at investor.relations@unitrin.com.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — UNITRIN, INC.

One East Wacker Drive

Chicago, Illinois 60601

Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Donald G. Southwell, Eric J. Draut and Scott Renwick as Proxies, each with power of substitution, to vote all shares of Unitrin, Inc. common stock of the undersigned held as of March 12, 2010, at the Annual Meeting of Shareholders of Unitrin, Inc., to be held at the Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, IL 60603, at 10:00 a.m. Central Daylight Saving Time, on May 5, 2010, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side of this card. This proxy card also constitutes confidential voting instructions for all shares, if any, credited to the account of the undersigned in the Unitrin 401(k) Savings Plan (the Plan) to Wells Fargo Bank, N.A. as Trustee for the Plan. Voting instructions for Plan shares must be received by 12:00 p.m. (Noon), Central Daylight Saving Time, on April 30, 2010.

This proxy, when properly executed and timely returned, will be voted as instructed herein by the undersigned shareholder. If properly executed and timely returned without voting instructions for either Proposal 1 or 2, this proxy will be voted FOR such proposal.

(Continued and to be signed on the reverse side)

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy or voting in person at the Annual Meeting, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Voting by Internet and telephone will be available until 11:59 p.m., Central Daylight Saving Time, on May 4, 2010. However, voting of all 401(k) Plan shares must be completed by 12:00 p.m. (Noon), Central Daylight Saving Time on Friday, April 30, 2010.

Vote by Internet •Log on to the Internet and go to www.investorvote.com •Follow the steps outlined on the secure website.

Vote by telephone

•Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - James E. Annable	☐	☐	02 - Eric J. Draut	☐	☐	03 - Douglas G. Geoga	☐	☐
04 - Reuben L. Hedlund	☐	☐	05 - Julie M. Howard	☐	☐	06 - Wayne Kauth	☐	☐
07 - Fayez S. Sarofim	☐	☐	08 - Donald G. Southwell	☐	☐	09 - David P. Storch	☐	☐
10 - Richard C. Vie	☐	☐	11 - Ann E. Ziegler	☐	☐

	For	Against	Abstain

2. Ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accountant for 2010:	☐	☐	☐	3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

TELEPHONE SCRIPT FOR VOTING IN ACCORDANCE WITH

RECOMMENDATIONS OF BOARD OF DIRECTORS

Dialog between application and the caller

IVR:	Welcome to InvestorVote at Computershare. <pause>
Before you can vote, I’ll need to validate some information from your proxy card. On the front of your card there is a shaded area. Within it, you should see a circled number. Please say that number now, one digit at a time.

Caller:	[Responds]

IVR:	Thank you. Please hold while I verify that number...

IVR:	Ok, you’ll be voting your proxy for Unitrin, Inc.

IVR:	I’m about to take you through the voting process. Please keep your voting card in front of you to follow along. Ok, let’s begin. You can vote in one of two ways. You can either vote all the proposals along with the recommendations of the Board of Directors or you can vote on the proposals one at a time. Would you like to vote all the proposals along with the Board’s recommendations?

Caller:	[Responds YES]

IVR:	Do you plan to attend the meeting?

Caller:	[Responds]

IVR:	Ok, just to confirm. You’ve elected to vote all proposals in accordance with the recommendations of the Board of Directors.

IVR:	Is this correct?

[CONFIRMATION OR VOTING STEPS REPEAT BASED ON CALLER’S RESPONSE]

Caller:	[Responds]

IVR:	Please hold while I record your vote.

This message will play repeatedly until the host system responds:	(three seconds of silence followed by…) …please continue to hold…

IVR:	Your vote has been recorded. It is not necessary for you to mail in your proxy card [ADD IF CALLER RESPONDED YES WHEN ASKED ABOUT ATTENDING MEETING: and we look forward to seeing you at the meeting]. I am now going to end this call unless you have another proxy card to vote or want to change your vote. Do you need to vote again?

[VOTING STEPS REPEAT IF VOTER RESPONDS YES]

Caller:	Timeout

IVR:	Thank you for voting. Goodbye.

Caller:	[Hangs up]

TELEPHONE SCRIPT FOR VOTING ONE PROPOSAL AT A TIME

Dialog between application and the caller

[PROCESS BEGINS AS SHOWN ABOVE AT THE BEGINNING OF THE FIRST SCRIPT]

IVR:	I’m about to take you through the voting process. Please keep your voting card in front of you to follow along. Ok, let’s begin. You can vote in one of two ways. You can either vote all the proposals along with the recommendations of the Board of Directors or you can vote on the proposals one at a time. Would you like to vote all the proposals along with the Board’s recommendations?

Caller:	[Responds NO]

IVR:	Ok, let’s vote on each proposal.

IVR:	Proposal 1. The Board of Directors recommends a vote FOR all nominees.

In which of the following three ways would you like to vote on the nominees? “For all”, “Withhold all”, or “Withhold individual”?

ALTERNATIVES 1 – 3 , DEPENDING ON CALLER’S RESPONSE:

#1	Caller: [Responds “For all”]

IVR: Okay, voting for all nominees.

Or #2	Caller: [Responds “Withhold all”]

IVR: Okay, withholding from all nominees.

Or #3	Caller: [Responds “Withhold individual”]

IVR: Okay, we’ll withhold your votes on the nominees you specify. For each nominee listed on your card, there is a corresponding two-digit number. Please say the number of the nominee you want to withhold your votes from.

Caller: [Says number - XX]

IVR: Ok, withholding from nominee number … [XX].

To withhold your vote from another nominee, say the two-digit number. If there are no other nominees you wish to withhold from, say “Finished” [or press #].

[PROCESS CONTINUES IF OTHER NUMBERS ARE PRESSED UNTIL CALLER IS FINISHED]

Caller: Says “Finished.”

IVR: Ok, finished withholding from nominees.

IVR:	Proposal 2, for which the Board of Directors recommends a vote “FOR”. Which way would you like to vote? “For”, “Against”, Or “Abstain”?

Caller:	[Responds]

IVR:	Do you plan to attend the meeting?

Caller:	[Responds]

IVR:	Ok, you’ve finished voting, but before we process your vote let me list your choices and then you can confirm your vote at the end.

You’ve elected to vote as follows…

[PLAYBACK OF CALLER’S VOTES TO CONFIRM]

Is this correct?

Caller:	[Responds]

IVR:	Please hold while I record your vote.

This message will play repeatedly until the host system responds:	(three seconds of silence followed by…)… please continue to hold…

IVR:	Your vote has been recorded. It is not necessary for you to mail in your proxy card [ADD IF CALLER RESPONDED YES ABOVE WHEN ASKED ABOUT ATTENDING MEETING: and we look forward to seeing you at the meeting]. I am now going to end this call unless you have another proxy card or you want to change your vote. Do you need to vote again?

[VOTING STEPS REPEAT IF CALLER RESPONDS YES]

Caller:	Timeout

IVR:	Thank you for voting. Goodbye.

Caller:	[Hangs up]

Computershare

InvestorVote

Welcome To InvestorVote!

Please enter your Control Number that is either located in the circle in the shaded bar, or below the voting instructions on the front of your proxy or voting instruction form or in the email notification you received.

Please enter your Control Number, excluding any spaces:

Submit >

UNITRIN

Current Meeting Materials

UNITRIN, INC.

c/o Computershare Investor

Services

250 Royall Street

Canton, MA 02021

Contact Computershare

Copyright © 2010 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited.

Please view our Privacy policy.

Computershare

InvestorVote

Meeting Materials Delivery Preference 01 02 03 04

At Computershare, we know even small steps make an impact. We are proud to do our part to reduce greenhouse gas emissions through maximum use of electronic and automated processes.

You can help. Click on the “Go Green” button to register your email address and receive your shareholder materials electronically, instead of having paper copies delivered to you by mail.

Go Green

How you benefit:

> Enjoy quicker access to your information

> Receive email notifications when your documents are available

> Lower mailing and printing costs for the company you invest in

> Help the environment: save paper and reduce waste!

Continue

UNITRIN

Current Meeting Materials

UNITRIN, INC.

c/o Computershare

Investor Services

250 Royall Street

Canton, MA 02021

Contact Computershare

Copyright © 2010 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited.

Please view our Privacy policy.

Computershare

InvestorVote

Make Your Voting Selections 01 02 03 04

Proxy – UNITRIN, INC.

One East Wacker Drive

Chicago, Illinois 60601

Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Donald G. Southwell, Eric J. Draut and Scott Renwick as Proxies, each with power of substitution, to vote all shares of Unitrin, Inc. common stock of the undersigned held as of March 12, 2010, at the Annual Meeting of Shareholders of Unitrin, Inc., to be held at the Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, IL 60603, at 10:00 a.m. Central Daylight Saving Time, on May 5, 2010, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side of this card. This proxy also constitutes confidential voting instructions for all shares, if any, credited to the account of the undersigned in the Unitrin 401(k) Savings Plan (the Plan) to Wells Fargo Bank, N.A. as Trustee for the Plan. Voting instructions for Plan shares must be received by 12:00 p.m. (Noon), Central Daylight Saving Time, on April 30, 2010.

Directors’ Recommendations

Click below to cast your vote in accordance with the recommendations of UNITRIN, INC. Board of Directors.

Vote With Board of Directors

UNITRIN

UNITRIN, INC.

c/o Computershare Investor

Services

250 Royall Street

Canton, MA 02021

Contact Computershare

Proposals – The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors:

01 - James E. Annable

FOR

WITHHOLD

02 - Eric J. Draut

FOR

WITHHOLD

03 - Douglas G. Geoga

FOR

WITHHOLD

04 - Reuben L. Hedlund

FOR

WITHHOLD

05 - Julie M. Howard

FOR

WITHHOLD

06 - Wayne Kauth

FOR

WITHHOLD

07 - Fayez S. Sarofim

FOR

WITHHOLD

08 - Donald G. Southwell

FOR

WITHHOLD

09 - David P. Storch

FOR

WITHHOLD

10 - Richard C. Vie

FOR

WITHHOLD

11 - Ann E. Ziegler

FOR

WITHHOLD

2. Ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accountant for 2010:

FOR

AGAINST

ABSTAIN

Clear

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Choose your voting options above and click “Continue” to view a summary of your voting instructions

Continue

Copyright © 2010 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited.

Please view our Privacy policy.

Computershare

InvestorVote

Confirm Your Voting Selections 01 02 03 04

Print

Click here if you are attending the meeting.

Proposals – The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors:

[VOTER’S SELECTIONS WOULD APPEAR BELOW]

01 - James E. Annable

02 - Eric J. Draut

03 - Douglas G. Geoga

04 - Reuben L. Hedlund

05 - Julie M. Howard

06 - Wayne Kauth

07 - Fayez S. Sarofim

08 - Donald G. Southwell

09 - David P. Storch

UNITRIN

UNITRIN, INC.

c/o Computershare Investor

Services

250 Royall Street

Canton, MA 02021

Contact Computershare

10 - Richard C. Vie

11 - Ann E. Ziegler

2. Ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accountant for 2010:

Final Voting Submission

If you wish to register your voting preferences as indicated, press ‘Submit’ to continue. If you wish to change your voting preferences, use the ‘Back’ button below.

Back Submit

Copyright © 2010 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited.

Please view our Privacy policy.

Computershare

InvestorVote

Thank you for using InvestorVote! 01 02 03 04

Thank you. Your voting preferences have been submitted and have been processed.

If you have any inquiries regarding your Online Proxy, please refer to the contact information below. Thank you for using this service.

What would you like to do next?

To go to Investor Centre (registered shareholders only) and change address, click HERE

To leave comments, click HERE

To return to the main page, click HERE

UNITRIN

Current Meeting Materials

UNITRIN, INC.

c/o Computershare Investor

Services

250 Royall Street

Canton, MA 02021

Contact Computershare

Copyright © 2010 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited.

Please view our Privacy policy.

Computershare

***IMPORTANT MESSAGE ABOUT VOTING YOUR SHARES***

Recently, NYSE and SEC rule changes were enacted changing how shares held in brokerage accounts are voted in director elections. If YOU do not vote your shares on proposal one (Election of Directors), your brokerage firm can no longer vote them for you; your shares will remain unvoted. Previously, if your broker did not receive instructions from you, they were permitted to vote your shares for you in director elections. However, starting January 1, 2010, under changes to NYSE Rule 452, brokers will no longer be allowed to vote uninstructed shares.

Therefore, it is very important that you vote your shares for all proposals including the election of directors.

In addition to checking the appropriate boxes on the enclosed vote instruction form, signing and returning it in the enclosed postage paid envelope, there are two additional convenient ways to vote that are available 24 hours a day:

Go to website: www.proxyvote.com		Call toll-free on a touch-tone phone in the U.S. or Canada

Follow these four easy steps:		Follow these four easy steps:

▶	Read the accompanying Proxy materials.	▶	Read the accompanying Proxy materials.

▶	Go to website www.proxyvote.com.	▶	Call the toll-free phone number printed on the enclosed vote instruction form.

▶	Have your vote instruction form in hand when you access the website.	▶	Have your vote instruction form in hand when you call the toll-free number.

▶	Follow the simple instructions. ********* Note **********	▶	Follow the recorded instructions: * Press 1 to vote as the Board recommends * Press 2 to vote each proposal individually

When voting online, you may also elect to give your consent to have all future proxy materials delivered to you electronically.